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                                                                   EXHIBIT 10-38

                  Standard Form of Agreement Between Owner and
            Contractor where the basis for payment is the COST OF THE
           WORK PLUS A FEE with a negotiated Guaranteed Maximum Price


                            AIA Document Al11 - 1997
                        1997 Edition - Electronic Format
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This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification. AUTHENTICATION OF
THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document is not intended for use in competitive bidding.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference.

This document has been approved and endorsed by The Associated General Contractors of America.

Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, 1987, (C)1997 by
The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal
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AGREEMENT made as of the thirtieth day of June in the year nineteen hundred ninety-nine (6/30/99)
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)


BioReliance Corporation
14920 Broschart Road
Rockville, MD 20850-3349


and the Contractor:
(Name, address and other information)


The Whiting-Turner Contracting Company
300 East Joppa Road
Baltimore, MD 21286-3048



The Project is:
(Name and location)
BioReliance Production Facility
Building No. 7
9920 Medical Center Drive
Rockville, MD 20850


The Architect is:
(Name, address and other information)
Kling Lindquist
1211 Connecticut Avenue, NW
Suite 600
Washington, DC 20036

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AIA DOCUMENT A111-OWNER-CONTRACTOR AGREEMENT - 1997 EDITION - AIA - COPYRIGHT
1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                     Electronic Format 111-1997
User document: 97A111.CON -- 6/29/1999. AIA Licence Number 106277, which expires on 10/1/1999 -- Page #__

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The Owner and Contractor agree as follows.


ARTICLE 1 THE CONTRACT DOCUMENTS
     The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2 THE WORK OF THIS CONTRACT
     The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES
     The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor's skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner's interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

     4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
     (Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)
     Notice to proceed previously given on February 24, 1999

     If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

     4.2  The Contract Time shall be measured from the date of commencement.

     4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than (see below) days from the date of commencement, or as follows:
     (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work)
     See attached Exhibit "A" - Construction Schedule

     , subject to adjustments of this Contract Time as provided in the Contract Documents.
     (Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.) n/a

ARTICLE 5 BASIS FOR PAYMENT

        5.1    CONTRACT SUM

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     5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor's Fee.

     Contractor's Fee for changes in the Work)
     See Exhibit "B" - Guaranteed Maximum Price/Exhibit "C" - Change Order
     Matrix

     5.2  GUARANTEED MAXIMUM PRICE

     5.2.1 The sum of the Cost of the Work and the Contractor's Fee is guaranteed by the Contractor not to exceed (see Exhibit B) Dollars ($ ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
     (Insert specific provisions if the Contractor is to participate in any savings)
     At project completion any savings under the Guaranteed Maximum Price shall accrue 50% to Owner and 50% to Contractor,

     5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
     (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

     5.2.3 Unit prices, if any, are as follows:
     n/a

     5.2.4 Allowances, if any, are as follows:
     (Identify and state the amounts of any allowances, and state whether they include labor, materials, or both)
     See Exhibit "B" - Guaranteed Maximum Price

     5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:
     See Exhibit "D" - Notes, Qualifications and Exclusions

     5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

ARTICLE 6 CHANGES IN THE WORK

     6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph
     7.3.3 of AIA Document A201-1997.

     6.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201-1997 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.


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     6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms
     "cost" and "costs" as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms "fee" and "a reasonable allowance for overhead and profit" shall mean the Contractor's Fee as defined in Subparagraph 5.1.2 of this Agreement.

     6.4 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor's Fee shall be equitably adjusted on the basis of the Fee

ARTICLE 7 COSTS TO BE REIMBURSED

     7.1 COST OF THE WORK
     The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

     7.2 LABOR COSTS

     7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner's approval, at off-site workshops.

     7.2.2 Wages or salaries of the Contractor's supervisory and administrative personnel when stationed at the site with the Owner's approval. General Conditions shall be fixed at six percent (6%) of the total construction cost and shall be included as such in the Guaranteed Maximum Price, (If it is intended that the wages or salaries of certain personnel stationed at the Contractor's principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work)

     7.2.3 Wages and salaries of the Contractor's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

     7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Subparagraphs 7.2.1 through 7.2.3.

     7.3 SUBCONTRACT COSTS

     7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

     7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

     7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

     7.4.2 Costs of materials described in the preceding Subparagraph 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner's property at the completion of the Work or, at the Owner's option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

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     7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND
           RELATED ITEMS

     7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

     7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

     7.5.3 Costs of removal of debris from the site.

     7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

     7.5.5 That portion of the reasonable expenses of the Contractor's personnel incurred while traveling in discharge of duties connected with the Work.

     7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

     7.6 MISCELLANEOUS COSTS

     7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

     7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

     7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

     7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Subparagraph 7.7.3.

     7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner's consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor's Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

     7.6.6 Data processing costs related to the Work.

     7.6.7 Deposits lost for causes other than the Contractor's negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

     7.6.8 Legal, mediation and arbitration costs, including attorneys' fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner's prior written approval; which approval shall not be unreasonably withheld.


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     7.6.9 Expenses incurred in accordance with the Contractor's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

     7.7 OTHER COSTS AND EMERGENCIES

     7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

     7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.6 of AIA Document A201-1997.

     7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers.

ARTICLE 8 COSTS NOT TO BE REIMBURSED

     8.1 The Cost of the Work shall not include:

     8.1.1 Salaries and other compensation of the Contractor's personnel stationed at the Contractors principal office or offices other than the site office, except as specifically provided in Subparagraphs 7.2.2 and
     7.2.3 or as may be provided in Article 14.

     8.1.2 Expenses of the Contractor's principal office and offices other than the site office.

     8.1.3 Overhead and general expenses, except as may be expressly included in
     Article 7.

     8.1.4 The Contractor's capital expenses, including interest on the Contractor's capital employed for the Work.

     8.1.5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 7.5.2.

     8.1.6 Except as provided in Subparagraph 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

     8.1.7 Any cost not specifically and expressly described in Article 7.

     8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS

     9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

     9.2 Amounts that accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS

     10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor's own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may


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     designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

     10.2 If a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

     10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11 ACCOUNTING RECORDS
     The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12 PAYMENTS

     12.1 PROGRESS PAYMENTS

     12.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

     12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

     12.1.3 Provided that an Application for Payment is received by the Architect not later than the * day of a month, the Owner shall make payment to the Contractor not later than the * day of the * month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than * days after the Architect receives the Application for Payment. *See attached inserts to AIA A-111 *See attached inserts to AlA A-201

     12.1.4 With each Application for Payment, the Contractor shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

     12.1.5 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

     12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the



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     percentage of that portion of the Work which has actually been completed;
     or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

     12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

            .1 take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;

            .2 add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

            .3 add the Contractor's Fee, less retainage of (See Modification #31 to AIA A-111) percent ( %). The Contractor's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

            .4 subtract the aggregate of previous payments made by the Owner;

            .5 subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation; and

            .6 subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-1997.

     12.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retainage of not less than (See Modification #31 to AIA A-111) percent ( %). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

     12.1.9 In taking action on the Contractor's Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

     12.2 FINAL PAYMENT

     12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

            .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

            .2 a final Certificate for Payment has been issued by the Architect.

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     12.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

     12.2.3 The Owner's accountants will review and report in writing on the Contractor's final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Contractor's final accounting, and provided the other conditions of Subparagraph 12.2.1 have been met, the Architect will, within seven days after receipt of the Written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the AIA Document A201-1997. The time periods stated in this Subparagraph 12.2.3 supersede those stated in Subparagraph 9.4.1 of the AIA Document A201-1997.

     12.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Contractors final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor's receipt of a copy of the Architect's final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect's final Certificate for Payment.

     12.2.5 If, subsequent to final payment and at the Owner's request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor's Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 TERMINATION OR SUSPENSION

     13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Subparagraph 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Paragraph 13.2 below, except that the Contractor's Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

     13.2 The Contract may be terminated by the Owner for cause as provided in
     Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

     13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

     13.2.2 Add; the Contractor's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Subparagraph 5.1.2 or, if the Contractor's Fee is stated as a fixed sum in that Subparagraph, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

     13.2.3 Subtract the aggregate of previous payments made by the Owner.

     13.3 The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor that the Owner elects to retain and that is not otherwise included in the Cost of the Work under Subparagraph 13.2.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

     13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201-1997 except that the term "profit" shall be understood to mean the Contractor's Fee as described in Subparagraphs 5.1.2 and Paragraph
     6.4 of this Agreement.

ARTICLE 14 MISCELLANEOUS PROVISIONS

     14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

     14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
     (Insert rate of interest agreed upon, if any.)
     1 1/2% per month

     (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

     14.3 The Owner's representative is:
     (Name, address and other information.)
     George Robertson
     14920 Broschart Road
     Rockville, MD 20850
     (301) 610-2834

     14.4 The Contractor's representative is:
     (Name, address and other information)
     Timothy J. Regan
     300 E. Joppa Road
     Baltimore, MD 21286
     (410) 337-5880

     14.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

     14.6 Other provisions:

     See Attached Modifications to AIA A-111
     See Attached Modifications to AIA A-201

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS

     15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

     15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997.

     15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

     15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated, and are as follows:

     Document                        Title                   Pages
     n/a

     15.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph l5.1.3, and are as follows:
     (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

     Section                         Title                   Pages
     See Exhibit "F"

     15.1.5 The Drawings are as follows, and are dated unless a different date is shown below:
     (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

     Number                          Title                   Date
     See Exhibit "E"

     15.1.6 The Addenda, if any, are as follows:
     Number                        Date                  Pages
     n/a

     Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

     15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
     (List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)


     See Attached Modifications to AIA A-111
     See Attached Modifications to AIA A-201

ARTICLE 16 INSURANCE AND BONDS
     (List required limits of liability for insurance and bonds. AIA Document A201-1997 gives other specific requirements for insurance and bonds.) See Exhibit "G"

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.


/s/ Capers W. McDonald                              /s/ W. Daniel White
--------------------------------------              --------------------------------------
OWNER (Signature)                                   CONTRACTOR (Signature)



BioReliance Corporation                             The Whiting-Turner Contracting Company
Capers McDonald,  President                         W. Daniel White, Sr. Vice President
--------------------------------------              --------------------------------------
(Printed name and title)                            (Printed name and title)

MODIFICATIONS TO AIA A-111 STANDARD FORM OF AGREEMENT BETWEEN BIORELIANCE CORPORATION AS OWNER AND THE WHITING-TURNER CONTRACTING COMPANY AS GENERAL CONTRACTOR, DATED JUNE 30, 1999, FOR BIORELIANCE PRODUCTION FACILITY - BUILDING NO. 7, 9920 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850.

1. Insert the words "Article 15 of" after the words "listed in" in the third line of Article 1.

2.   Add the following paragraph at the end of Article 1:

     To the extent of any direct conflict or inconsistency between any of the Contract Documents, the Contractor shall immediately seek clarification from the Architect and notify the Owner that clarification has been requested. In the event that the Architect fails to clarify such discrepancy, within a reasonable time under the circumstances, the Contractor shall proceed with the Work and give precedence to the Contract Documents in the following order of priority:

     (i)         Modifications issued after execution of the Owner-Contractor
                 Agreement;
     (ii)        The Owner-Contractor Agreement;
     (iii) Addenda issued prior to the execution of the Owner-Contractor Agreement, with the Addenda bearing the latest date taking precedence;
     (iv) The Schedule of Contractor's Qualifications, Clarifications, and Assumptions;
     (v)         The supplementary conditions;
     (vi)        The General Conditions of the Contract for Construction;
     (vii)       The Final Drawings and Specifications; and
     (viii)      The Preliminary Drawings and Specifications.

3. Insert the following language after the word "Documents" in the first line of Article 2:

     and reasonably inferable by the Contractor as necessary to produce the results intended by the Contract Documents.

4.   Add the following new Paragraphs 2.1 through 2.4:

     2.1 The Owner and the Contractor acknowledge that as of the date of this Agreement, not all of the Drawings and Specifications are finalized. Subsequent to execution of this Agreement, the Owner shall cause the Architect to complete further detailing of various aspects of the Work so that all Drawings and Specifications necessary for the Contractor to perform the Work are completed on or before December 2, 1999. An index of Drawings and Specifications that have been furnished to the Contractor as of the date of this Agreement (the "Preliminary Documents") are set forth in Exhibits E and F respectively attached hereto and made a part hereof.

     2.2 The Contractor shall not be entitled to any adjustments in the Guaranteed Maximum Price or the Contract Time as a result of any action, or failure to act, in connection with any work or other services performed by the Contractor, or any entity affiliated with the Contractor, for portions of the Project other than the Work, whether such work or other services are performed under contract with the Owner or an independent third party.

     2.3 The Contractor shall assist the Owner and the Architect in expediting the development of the final Drawings and Specifications by furnishing recommendations to the Owner and the Architect and performing value engineering services, which will cause the final Drawings and Specifications prepared from the Preliminary Documents and Supplemental Documents (as defined in Paragraph 5.3) to assist in achieving all of the Owner's design objectives, including, without limitation, the time of construction, cost of construction, functional performance, and aesthetic goals. Factors that the Contractor shall consider include, without limitation, site use, selection of building materials and systems, availability of labor, methods of construction, and any other similar items benefiting from evaluation prior to the completion of the Drawings and Specifications. Particular attention shall be given to alternative design proposals, possible economies, and identification of options that will maximize the benefits that the Owner will derive from the completion of the Work. As requested by the Owner, the Contractor shall prepare a specific analysis of the cost-effectiveness and performance capabilities of any building system or component under consideration or specified for the Work, recommendations on field logistics, and any other studies that are required to complete the Work successfully.

          2.3.1 The Owner shall cause the Architect to furnish the Contractor with design documents, information, and materials as reasonably necessary for the Contractor to perform the services described under this Paragraph 2.3. If requested by the Owner, the Contractor shall compile value engineering analyses, advice, and recommendations in a written summary to be submitted to both the Owner and the Architect for review and consideration. If requested by the Owner, an initial value engineering summary will be completed within thirty (30) days following the execution of this Agreement and updated thereafter every two (2) weeks until final completion of the Drawings and Specifications.


          2.3.2 Each value engineering proposal submitted by the Contractor, as may be requested by the Owner, shall include, without limitation, the following: (i) a detailed description of the difference between the requirements of the Contract Documents and the proposed changes and the comparative advantages and disadvantages of each; (ii) an itemization of aspects of the Contract Documents affected by enactment of the proposal; (iii) the impact of the proposal upon both cost and the Construction Schedule; (iv) a list of the projects to the extent known, where the proposal or similar proposal was used and the results experienced; (v) other information reasonably necessary to fully evaluate the proposal; and (vi) the date by which the Owner must accept the proposal in order for the Contractor's cost and time estimates to remain valid.

     2.4 The Contractor shall furnish only skilled and properly trained staff for the performance of the Work. The key members of the Contractor's staff shall be persons agreed upon with the Owner and identified in the "Schedule of Key Personnel" attached hereto and incorporated herein as Exhibit H.

          2.4.1 Such key members of the Contractor's staff shall not be changed without the written consent of the Owner, unless such person becomes unable to perform any required duties due to death, disability, transfer, or termination of employment with the Contractor. If a key member is no longer capable of performing in the capacity described in Exhibit H, the Owner and the Contractor shall agree on a mutually acceptable substitute.

          2.4.2 During the performance of the Work, the Contractor shall keep a competent superintendent at the Project site, fully authorized to act on behalf of the Contractor. Notice from the Owner or the Architect to such superintendent in connection with defective Work, instructions for performance of the Work, or otherwise shall be considered notice of such issues to the Contractor.

5.   Add the following at the end of Paragraph 4.1:

     A Notice to Proceed was issued by the Owner to the Contractor on February 24, 1999.

6.   Add the following at the end of Subparagraph 5.2.1:

     The Guaranteed Maximum Price is subject to adjustment for (i) scope changes, as described in Paragraph 5.3, and (ii) change orders, authorized in accordance with the requirements of the Contract Documents. The difference, as of the date of final completion, between (i) the total aggregate sum of the Cost of the Work plus the Contractor's Fee and (ii) the Guaranteed Maximum Price upon final completion of the Work (such difference equals the "Savings") shall be shared by the Owner and the Contractor as follows: fifty percent (50%) of such Savings shall inure to the benefit of the Owner, and the remainder shall be paid to the Contractor as an additional fee; provided, however, that the Contractor shall not be entitled to receive any Savings until the date of final payment.

7.   [Intentionally omitted].

8.   Add the following new Paragraph 5.3:

     5.3 A formal Guaranteed Maximum Price proposal shall be submitted by the Contractor to the Owner by June 30, 1999, for the review and approval by the Owner.

9.   [Intentionally omitted]

10.  Add the following new subparagraphs to Paragraph 7.1:

     7.1.1 Costs as defined herein shall be actual costs paid by the Contractor, less all discounts, rebates, and salvages that shall be taken by the Contractor, subject to Article 9 of the Agreement. All payments made by the Owner pursuant to this Article 7, whether those payments are actually made before or after the execution of the Contract, are included within the Guaranteed Maximum Price specified in Paragraph 5.2 above; provided, however, that in no event shall the Owner be required to reimburse the Contractor for any portion of the Cost of the Work incurred prior to the Commencement Date unless the Contractor has received the Owner's written consent prior to incurring such cost.

     7.1.2 Notwithstanding the breakdown or categorization of any costs to be reimbursed in this Article 7 or elsewhere in the Contract Documents, there shall be no duplication of payment in the event any particular items for which payment is requested can be characterized as falling into more than one of the types of compensable or reimbursable categories.

11. Insert the words "but not merit bonuses" after the word "pensions" in the fourth line of Subparagraph 7.2.4.

12. Add the following at the end of Subparagraph 7.3.1: "properly entered into under this Agreement."

13. Insert the following after the word "Work" in the third line of Subparagraph 7.4.2:

     and shall be properly stored at the Project site in accordance with the Owner's instructions.

14.  Replace Subparagraph 7.5.1 in its entirety with the following:

     7.5.1 Costs, including transportation and maintenance, of all materials, supplies, equipment, temporary facilities, and hand tools (not owned by the workers) consumed in the performance of the Work. Any such items used but not consumed, which are paid for by the Owner, shall become the property of the Owner and shall be delivered to the Owner upon completion of the Work in accordance with instructions furnished by the Owner. If the Owner elects, however, the Contractor shall purchase any such items from the Owner at a purchase price equal to the original cost charged to the Owner, less the reduction in fair market value resulting directly from use of any such item in connection with the Work or such other price that is mutually acceptable to the Owner and the Contractor. Upon demand by the Owner, the Contractor shall furnish the Owner with any information and documentation necessary to verify the period of time for which such items were used in connection with the Work.

15.  Replace Subparagraph 7.5.2 in its entirety with the following:

     7.5.2 Rental charges of all necessary machinery and equipment, exclusive of hand tools, used at the site of the Work, whether rented from the Contractor or others, including installation, minor repairs, and replacements, dismantling, removal, transportation, and delivery costs thereof. Such rental charges shall not exceed the amount set forth in the Schedule of Rental Values attached hereto and made part hereof as Exhibit
     I. In the absence of any appropriate rental amount set forth in Exhibit I, rental charges shall be consistent with those generally prevailing in the location of the Project. The Contractor shall obtain bids for all machinery and equipment to be rented from no less than two (2) responsible suppliers other than the Contractor itself, or an Affiliated Entity (as defined in Paragraph 10.4). The Owner shall, with the advice of the Contractor, determine which bid is to be accepted. In no event shall the Contractor be entitled to reimbursement for any cumulative total of rental charges in connection with any single piece of machinery or equipment in excess of ninety percent (90%) of its fair market value as of the date that such machinery or equipment is first put into service in connection with the Work. The Contractor shall pay any excess rental charges.

16.  [Intentionally omitted]

17. Delete the words "insurance and" from Subparagraph 7.6.1. Add the following at the end of Subparagraph 7.6.1:

     and required by the Contract; provided, however, that such costs shall not be included in the Cost of the Work for purposes of calculating the Contractor's Fee.

18.  Delete the words in the second and third lines of Subparagraph 7.6.5.:

     the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents

19.  Add the following at the end of Subparagraph 7.7.1:

     , to the extent not (i) caused by the negligence of the Contractor, (ii) a Subcontractor, or anyone for whom either is responsible or (iii) capable of being prevented through timely notice of an unsafe condition to the Owner.

20.  Add the following at the end of Subparagraph 7.7.3:

     provided that any absence of collectible insurance is not due to the Contractor's breach of a contract for insurance.

21.  Add the following at the end of Paragraph 9.1:

     The Contractor shall not obtain for its own benefit any discounts, rebates, or refunds in connection with the Work prior to providing the Owner with seven (7) days' prior written notice of the potential discount, rebate, or refund and an opportunity to furnish funds necessary to obtain such discount, rebate, or refund on behalf of the Owner in accordance with the requirements of this Paragraph 9.1.

22. Replace all language after the word "amount" beginning in the fifth line of paragraph 10.2 with the following:

     attributable to such subcontract or other agreement in the original Schedule of Values submitted by the Contractor and accepted by the Owner.

23.  Add the following new Paragraph to 10.4:

     10.4 Except as otherwise agreed in writing by both parties hereto, the Contractor must competitively bid any trade Work that the Contractor wishes to perform with the Contractor's own forces, or through an Affiliate as defined in Paragraph 10.5, and shall obtain no less than two (2) additional responsive bids from responsible Subcontractors acceptable to the Owner. The Contractor, or an Affiliate, shall be permitted to perform such trade Work only if (i) the Owner consents thereto in writing after full disclosure in writing by the Contractor to the Owner of the affiliation or relationship of Affiliate to the Contractor, (ii) the Owner approves in writing any subcontract, contract, purchase order, agreement, or other arrangement between the Contractor and such Affiliate in form and substance, and (iii) the Contractor has given due consideration to any applicable MBE/WBE and EEO requirements. In no event will the Contractor be permitted to charge any overhead, profit, or other form of markup or fee as a general contractor for trade Work performed with its own forces or an Affiliate, including, without limitation, the Contractor's Fee under Paragraph 5.1 of this Agreement, except by Change Order. Any trade Work performed by the Contractor's own forces or by an Affiliate, if required by the Owner, shall be covered in a separate agreement between the Owner and the Contractor or the Affiliate. Such agreement shall, without limitation, satisfy all requirements for subcontracts as set forth in Subparagraph 5.3.1 of the General Conditions. The term "Affiliate" is hereby deemed to mean any entity related to or affiliated with the Contractor or in which the Contractor has direct or indirect ownership or control, including, without limitation, (i) any entity owned in whole or in part by the Contractor,
     (ii) any entity with more than a twenty percent (20%) interest in the Contractor; and (iii) any entity in which any officer, director, employee, partner, or shareholder of the Contractor, or any Affiliate, has a direct or indirect interest.

24.  Add the following at the end of Article 11:

     All records shall be maintained in accordance with generally acceptable accounting procedures, consistently applied. Subcontractors retained by the Contractor on a "cost-plus" basis shall have the same obligations to retain records and cooperate with audits as are required of the Contractor under this Article 11. If any inspection by the Owner of the Contractor's records, books, correspondence, instructions, drawings, receipts, vouchers, memoranda, and any other data relating to the Contract Documents reveals an overcharge, including, without limitation, any untimely request for payment as described in Paragraph 13.3, the Contractor shall pay the Owner upon demand an amount equal to one hundred percent (100%) of such overcharge, as reimbursement for said overcharge and the administrative expenses incurred in determining the overcharge. The requirements of this Article 11 shall not apply to any portion of an overcharge that is the subject of a good-faith dispute between the Owner and the Contractor.

25. Insert the words ", including all supporting documentation" after the word "Payment" in the first line of Subparagraph 12.1.1. Insert the words "the Owner and" after the words "submitted to" in the first line of Subparagraph 12.1.1.

26.  Add the following at the end of Subparagraph 12.1.2:

     On or before the twenty-fifth (25th) day of the month immediately preceding a month in which the Contractor will submit an Application for Payment, the Owner, the Architect, and the Contractor shall meet to review a preliminary draft of such Application for Payment (hereinafter referred to as a "Pencil Draw") prepared by the Contractor. The Contractor shall revise the Pencil Draw in accordance with any objection or recommendation of either the Owner or the Architect that is consistent with the requirements of the Contract Documents. Such revised Pencil Draw shall be resubmitted by the Contractor to the Owner as the Application for Payment due on the fifth (5th) day of the month immediately following the month in which the Pencil Draw was first submitted. The Contractor shall also submit with each Application for Payment a written narrative describing the basis for any item set forth in the Application for Payment that does not conform to instructions of the Owner or the Architect in connection with any applicable Pencil Draw.

27. Insert the words "the Owner and" after the words "received by" in the first line of Subparagraph 12.1.3.

28.  Add the following at the end of Subparagraph 12.1.4:

     In addition to other required items, each Application for Payment shall be accompanied by the following, all in form and substance satisfactory to the Owner and in compliance with applicable statutes of the State of Maryland:

            (i) A duly executed and acknowledged Contractor's Sworn Statement showing all Subcontractors with whom the Contractor has entered into subcontracts, the amount of each such subcontract, the amount requested for any Subcontractor in the Application for Payment, and the amount to be paid to the Contractor from such progress payment, together with similar sworn statements from all Subcontractors and, where appropriate, from lower tier subcontractors;

            (ii) Duly executed waivers of mechanics' and material suppliers' liens from the Contractor and all such Subcontractors, establishing payment or satisfaction of the payment requested by the Contractor in the Application for Payment; and

            (iii) Such other information, documentation, and materials as the Owner or the Architect may require.

29. Insert the words "or the Owner" after the words "the Architect" in the sixth line of Subparagraph 12.1.5.

30.  Add the following at the end of Subparagraph 12.1.7.6:

     and other amounts properly held by the Owner at the time of each progress payment.


31.  Add the following new Subparagraph 12.1.10:

     12.1.10 Notwithstanding anything to the contrary contained in this Paragraph 12.1, the Owner shall be entitled to withhold as retainage ten percent (10%) of all Cost of the Work items included in each Application for Payment. The Owner shall not withhold any retainage (i) on the Contractor's general conditions portion of any payment application or (ii) relative to any subcontracts that the Contractor has certified to the Owner have been fully and completely performed. The Owner shall have the option, but not the obligation, to reduce the retainage requirements of this Agreement or release any portion of retainage prior to the date specified in the Contract Documents. Any exercise of this option, however, shall not be a waiver of (i) any of the Owner's rights to retainage in connection with other payments to the Contractor or (ii) any other right or remedy that the Owner has under the Contract Documents, at law or in equity.

32. Delete all text appearing after the words "claimed by the Contractor" in the second line of Paragraph 12.2.4, and insert the following language after the words "claimed by the Contractor" in the second line of Paragraph 12.2.4:

     the undisputed portion of such final accounting shall be paid.

33. Delete all text appearing after the words "under Paragraph 13.2 below" in Paragraph 13.1.

34.  Add the following new Paragraph 13.5:

     13.5 The Contractor shall not be entitled to any portion of the Savings if the Owner terminates this contract for cause or if the Contractor terminates this Agreement for any reason prior to Substantial Completion.

35.  Add the following new subparagraphs to Paragraph 14.6:

     14.6.1 The Contractor represents and warrants the following to the Owner (in addition to any other representations and warranties contained in the Contract Documents), as a material inducement to the Owner to execute this Agreement, which representations and warranties shall survive the execution and delivery of this Agreement, any termination of this Agreement, and the final completion of the Work:

                        .1 The Contractor and its Subcontractors are financially solvent, able to pay all debts as they mature, and possessed of sufficient working capital to complete the Work and perform all obligations hereunder;
                        .2 The Contractor is able to furnish the plant, tools, materials, supplies, equipment, and labor required to complete the Work and perform its obligations hereunder and has sufficient experience and competence to do so;

                        .3 The Contractor is authorized to do business in the State of Maryland and is properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over the Contractor and over the Work and the Project;

                        .4 The Contractor's execution of this Agreement and performance thereof is within the Contractor's duly authorized powers;

                        .5          The Contractor's duly authorized
                                    representative has visited the site of the Project, is familiar with the local conditions under which the Work is to be performed, and has correlated observations with the requirements of the Contract Documents; and

                        .6 The Contractor is a large, sophisticated contractor who possesses a high level of experience and expertise in the business administration, construction, construction management, and superintendence of projects of the size, complexity, and nature of this particular Project and will perform the Work with the care, skill, and diligence of such a contractor.


     14.6.2 Notwithstanding anything to the contrary contained in this Agreement or in any of the other Contract Documents, no officer, director, shareholder, employee or any person or entity holding any interest in the Owner shall be personally liable, whether directly or indirectly, by reason of any default by the Owner in the performance of any of the obligations of the Owner under this Agreement, including, without limitation, the Owner's failure to pay the Contractor as required hereunder. From time to time, however, the Owner may elect to sell, lease, mortgage, or otherwise transfer any of the Owner's interest in any portion of the Project site, not including any part of the Project site covered by the Building ("Site Conveyance"). In connection with any Site Conveyance, the Contractor shall execute and deliver to the Owner and shall cause any Subcontractors to execute and deliver to the Owner such documents for the benefit of the Owner, any purchaser, and any title insurance company issuing title insurance a full and complete release of all mechanics' and material suppliers' liens and rights to the extent payment has been made by the Owner, with respect to the property that is the subject of such Site Conveyance, together with such other documents as a title company may require to induce it to issue its policy of title insurance with respect to the Site Conveyance without requiring the Owner's indemnity against mechanics' and material suppliers' liens.

               GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

                            AIA Document A201 - 1997
                        1997 Edition - Electronic Format



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THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT
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This document has been approved and endorsed by The Associated General
Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967,
1970, 1976, 1987, (C) 1997 by The American Institute of Architects. Fifteenth Edition. Reproduction of the material herein or substantial quotation of its
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the United States and will subject the violator to legal prosecution.
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TABLE OF ARTICLES

1.      GENERAL PROVISIONS

2.      OWNER

3.      CONTRACTOR

4.      ADMINISTRATION OF THE CONTRACT

5.      SUBCONTRACTORS

6.      CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7.      CHANGES IN THE WORK

8.      TIME

9.      PAYMENTS AND COMPLETION

10.     PROTECTION OF PERSONS AND PROPERTY

11.     INSURANCE AND BONDS

12.     UNCOVERING AND CORRECTION OF WORK

13.     MISCELLANEOUS PROVISIONS

14.     TERMINATION OR SUSPENSION OF THE CONTRACT


------------------------------------------------------------
AIA DOCUMENT A201-GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION - 1997 EDITION - AIA - COPYRIGHT 1997 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE N.W., WASHINGTON, D.C. 20006-5292. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced without violation until the date of expiration as noted below.

                                                   Electronic Format A201-1997
User document: 97A201.CON -- 4/30/1999. AIA Licence Number 106277, which expires on 10/1/1999 -- Page #__

INDEX
Acceptance of Nonconforming Work
     9.6.6, 9.9.3, 12.3
Acceptance of Work
     9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
     3.16, 6.2.1, 12.1
Accident Prevention
     4.2.3, 10
Acts and Omissions
     3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.8, 4.4.1, 8.3.1,
     9.5. 1, 10.2.5, 13.4.2, 13.7, 14.1
Addenda
     1.1.1, 3.11
Additional Costs, Claims for
     4.3.4, 4.3.5, 4.3.6, 6.1.1, 10.3
Additional Inspections and Testing
     9.8.3, 12.2.1, 13.5
Additional Time, Claims for
     4.3.4, 4.3.7, 8.3.2
ADMINISTRATION OF THE CONTRACT
     3.1.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid
     1.1.1
Aesthetic Effect
     4.2.13, 4.5.1
Allowances
     3.8
All-risk Insurance
     11.4.1.1
Applications for Payment
     4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9. 10, 11.1.3,
     14.2.4, 14.4.3
Approvals
     2.4, 3.1.3, 3.5, 3.10.2, 3.12, 4.2.7, 9.3.2, 13.4.2, 13.5
Arbitration
     4.3.3, 4.4, 4.5.1, 4.5.2, 4.6, 8.3.1, 9.7.1, 11.4.9, 11.4.10
Architect
     4.1
Architect, Definition of
     4.1.1
Architect, Extent of Authority
     2.4, 3.12.7, 4.2, 4.3.6, 4.4, 5.2, 6.3, 7.1.2, 7.3.6, 7.4, 9.2, 9.3.1, 9.4,
     9.5, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.5.1, 13.5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility
     2.1.1, 3.3.3, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6,
     4.2.7, 4.2.10, 4.2.12, 4.2.13, 4.4, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect's Additional Services and Expenses
     2.4, 11.4.1.1, 12.2.1, 13.5.2, 13.5.3, 14.2.4
Architect's Administration of the Contract
     3.1.3, 4.2, 4.3.4, 4.4, 9.4, 9.5
Architect's Approvals
     2.4, 3.1.3, 3.5.1, 3.10.2, 4.2.7
Architect's Authority to Reject Work
     3.5.1, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright
     1.6
Architect' s Decisions
     4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5,
     6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9. 1, 13.5.2,
     14.2.2, 14.2.4
Architect's Inspections
     4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.5
Architect's Instructions
     3.2.3, 3.3.1, 4.2.6, 4.2.7, 4.2.8, 7.4.1, 12.1, 13.5.2
Architect's Interpretations
     4.2.11, 4.2.12, 4.3.6
Architect's Project Representative
     4.2.10
Architect's Relationship with Contractor
     1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3,
     3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7,
     5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3,
     11.3, 11.4.7, 12, 13.4.2, 13.5
Architect's Relationship with Subcontractors
     1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.4.7
Architect's Representations
     9.4.2, 9.5.1, 9.10.1
Architect's Site Visits
     4.2.2, 4.2.5, 4.2.9, 4.3.4, 9.4.2, 9.5.1. 9.9.2, 9.10.1, 13.5
Asbestos
     10.3.1
Attorneys' Fees
     3.18.1, 9.10.2, 10.3.3
Award of Separate Contracts
     6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
     5.2
Basic Definitions
     1.1
Bidding Requirements
     1.1.1, 1.1.7, 5.2.1, 11.5.1
Boiler and Machinery Insurance
     11.4.2
Bonds, Lien
     9.10.2
Bonds, Performance, and Payment
     7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Building Permit
     3.7.1
Capitalization
     1.3
Certificate of Substantial Completion
     9.8.3, 9.8.4, 9.8.5
Certificates for Payment
     4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,
     9.10. 1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval

     13.5.4
Certificates of Insurance
     9.10.2, 11.1.3
Change Orders
     1.1.1, 2.4.1, 3.4.2, 3.8.2.3, 3.11.1, 3.12.8, 4.2.8, 4.3.4, 4.3.9, 5.2.3,
     7.1, 7.2, 7.3, 8.3.1, 9.3.1.1, 9.10.3, 11.4.1.2, 11.4.4, 11.4.9, 12.1.2
Change Orders, Definition of
     7.2.1
CHANGES IN THE WORK
     3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 11.4.9
Claim, Definition of
     4.3.1
Claims and Disputes
     3.2.3, 4.3, 4.4, 4.5, 4.6, 6.1.1, 6.3, 7.3.8, 9.3.3, 9.10.4, 10.3.3
Claims and Timely Assertion of Claims
     4.6.5
Claims for Additional Cost
     3.2.3, 4.3.4, 4.3.5, 4.3.6, 6.1.1, 7.3.8, 10.3.2
Claims for Additional Time
     3.2.3, 4.3.4, 4.3.7, 6.1.1, 8.3.2, 10.3.2
Claims for Concealed or Unknown Conditions
     4.3.4
Claims for Damages
     3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5,
     11.4.7, 14.1.3, 14.2.4
Claims Subject to Arbitration
     4.4.1, 4.5.1, 4.6.1
Cleaning Up
     3.15, 6.3
Commencement of Statutory Limitation Period
     13.7
Commencement of the Work, Conditions Relating to
     2.2.1, 3.2.1, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 4.3.5, 5.2.1, 5.2.3, 6.2.2,
     8.1.2, 8.2.2, 8.3.1, 11.1, 11.4.1, 11.4.6, 11.5.1
Commencement of the Work, Definition of
     8.1.2
Communications Facilitating Contract Administration
     3.9.1, 4.2.4
Completion, Conditions Relating to
     1.6.1, 3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10,
     12.2, 13.7, 14.1.2
COMPLETION, PAYMENTS AND
     9
Completion, Substantial
     4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 9.10.4.2, 12.2,
     13.7
Compliance with Laws
     1.6.1, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6.4, 4.6.6,
     9.6.4, 10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14.1.1,
     14.2.1.3
Concealed or Unknown Conditions
     4.3.4, 8.3.1, 10.3
Conditions of the Contract
     1.1.1, 1.1.7, 6.1.1, 6.1.4
Consent, Written
     1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2. 9.8.5. 9.9.1,
     9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
     1.1.4, 6
Construction Change Directive, Definition of
     7.3.1
Construction Change Directives
     1.1.1, 3.12.8, 4.2.8, 4.3.9, 7.1, 7.3, 9.3. 1.1
Construction Schedules, Contractor's
     1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contingent Assignment of Subcontracts
     5.4, 14.2.2.2
Continuing Contract Performance
     4.3.3
Contract Definition of
     1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
     5.4.1.1, 11.4.9, 14
Contract Administration
     3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
     3.7.1, 3.10, 5.2, 6.1, 11.1.3, 11.4.6, 11.5.1
Contract Documents, The
     1.1, 1.2
Contract Documents, Copies Furnished and Use of
     1.6, 2.2.5, 5.3
Contract Documents, Definition of
     1.1.1
Contract Sum
     3.8, 4.3.4, 4.3.5, 4.4.5, 5.2.3, 7.2, 7.3, 7.4, 9.1, 9.4.2, 9.5.1.4,
     9.6.7, 9.7, 10.3.2, 11.4.1, 14.2.4, 14.3.2
Contract Sum, Definition of
     9.1
Contract Time
     4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1.3, 7.3, 7.4, 8.1.1, 8.2, 8.3.1, 9.5.1,
     9.7, 10.3.2, 12.1.1, 14.3.2
Contract Time, Definition of
     8.1.1
CONTRACTOR
     3
Contractor, Definition of
     3.1, 6.1.2
Contractor's Construction Schedules
     1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Contractor's Employees
     3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1,
     11.4.7, 14.1, 14.2.1.1,
Contractor's Liability Insurance
     11.1
Contractor's Relationship with Separate Contractors and Owner's Forces
     3.12.5, 3.14.2, 4.2.4, 6, 11.4.7, 12.1.2, 12.2.4
 Contractor's Relationship with Subcontractors

     1.2.2, 3.3.2, 3.18.1, 3.18.2, 5, 9.6.2, 9.6.7, 9.10.2, 11.4.1.2, 11.4.7,
     11.4.8
Contractor's Relationship with the Architect
     1.1.2, 1.6, 3.1.3, 3.2.1, 3.2.2, 3.2.3, 3.3.1, 3.4.2, 3.5.1, 3.7.3,
     3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.1.3, 4.2, 4.3.4, 4.4.1, 4.4.7,
     5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, .5, 9.7, 9.8, 9.9, 10.2.6, 10.3,
     11.3, 11.4.7, 12, 13.4.2, 13.5
Contractor's Representations
     1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor's Responsibility for Those Performing the Work
     3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3, 9.5. 1,
     10
Contractor's Review of Contract Documents
     1.5.2, 3.2, 3.7.3
Contractor's Right to Stop the Work
     9.7
Contractor's Right to Terminate the Contract
     4.3.10, 14.1
Contractor's Submittals
     3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8.2, 9.8.3,
     9.9.1, 9.10.2, 9.10.3, 11.1.3, 11.5.2
Contractor's Superintendent
     3.9, 10.2.6
Contractor's Supervision and Construction Procedures
     1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3,
     7.3.4, 7.3.6, 8.2, 10, 12, 14
Contractual Liability Insurance
     11.1.1.8, 11.2, 11.3
Coordination and Correlation
     1.2, 1.5.2, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
     1.6, 2.2.5, 3.11
Copyrights
     1.6, 3.17
Correction of Work
     2.3, 2.4, 3.7.4, 4.2.1, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, 12.2,
     13.7.1.3
Correlation and Intent of the Contract Documents
     1.2
Cost, Definition of
     7.3.6
Costs
     2.4, 3.2.3, 3.7.4, 3.8.2, 3.15.2, 4.3, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3,
     7.3.6, 7.3.7, 7.3.8, 9.10.2, 10.3.2, 10.5, 11.3, 11.4, 12.1, 12.2.1,
     12.2.4, 13.5, 14
Cutting and Patching
     6.2.5, 3.14
Damage to Construction of Owner or Separate Contractors
     3.14.2, 6.2.4, 9.2.1.5, 10.2.1.2, 10.2.5, 10.6, 11.1,
     11,4, 12.2.4
Damage to the Work
     3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.6, 11.4, 12.2.4
Damages, Claims for
     3.2.3, 3.18, 4.3.10, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.1.1, 11.4.5,
     11.4.7, 14.1.3, 14.2.4
Damages for Delay
     6.1.1, 8.3.3, 9.5.1.6, 9.7, 10.3.2
Date of Commencement of the Work, Definition of
     8.1.2
Date of Substantial Completion, Definition of
     8.1.3
Day, Definition of
     8.1.4
Decisions of the Architect
     4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.3.4, 4.4.1, 4.4.5, 4.4.6, 4.5,
     6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9. 1, 13.5.2,
     14.2.2, 14.2.4
Decisions to Withhold Certification
     9.4.1, 9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
     2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.5.2, 9.6.6, 9.8.2, 9.9.3,
     9.10.4, 12.2.1, 13.7.1.3
Defective Work, Definition of
     3.5.1
Definitions
     1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 4.3.1, 5.1,
     6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time
     3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4. 1, 7.5.1,
     8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Disputes
     4.1.4, 4.3, 4.4, 4.5, 4.6, 6.3, 7.3.8
Documents and Samples at the Site
     3.11
Drawings, Definition of
     1.1.5
Drawings and Specifications, Use and Ownership of
     1.1.1, 1.3, 2.2.5, 3.11, 5.3
Effective Date of Insurance
     8.2.2, 11.1.2
Emergencies
     4.3.5, 10.6, 14.1.1.2
Employees, Contractor's
     3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.1.1,
     11.4.7, 14.1, 14.2.1.1
Equipment, Labor, Materials and
     1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6,
     4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1,
     10.2.4, 14.2.1.2
Execution and Progress of the Work
     1.1.3, 1.2.1, 1.2.2, 2.2.3, 2.2.5, 3.1, 3.3, 3.4, 3.5, 3.7, 3.10, 3.12,
     3.14, 4.2.2, 4.2.3, 4.3.3, 6.2.2, 7.1.3, 7.3.4, 8.2, 9.5, 9.9.1, 10.2,
     10.3, 12.2, 14.2, 14.3
Extensions of Time
     3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3, 7.4.1, 9.5.1,
     9.7.1, 10.3.2, 10.6.1, 14.3.2
Failure of Payment
     4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Faulty Work
     (See Defective or Nonconforming Work)
Final Completion and Final Payment

     4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5,
     12.3.1, 13.7, 14.2.4, 14.4.3
Financial Arrangements, Owner's
     2.2.1, 13.2.2, 14.1.1.5
Fire and Extended Coverage Insurance
     11.4
GENERAL PROVISIONS
     1
Governing Law
     13.1
Guarantees
     (See Warranty)
Hazardous Materials
     10.2.4, 10.3, 10.5
Identification of Contract Documents
     1.5.1
Identification of Subcontractors and Suppliers
     5.2.1
Indemnification
     3.17, 3.18, 9.10.2, 10.3.3, 10.5, 11.4.1.2, 11.4.7
Information and Services Required of the Owner
     2.1.2, 2.2, 3.2.1, 3.12.4, 3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5,
     9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2,
     14.1.1.4, 14.1.4
Injury or Damage to Person or Property
     4.3.8, 10.2, 10.6
Inspections
     3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.2, 9.8.3, 9.9.2,
     9.10.1, 12.2.1, 13.5
Instructions to Bidders
     1.1.1
Instructions to the Contractor
     3.2.3, 3.3.1, 3.8.1, 4.2.8, 5.2.1, 7, 12, 8.2.2, 13.5.2
Insurance
     3.18.1, 6.1.1, 7.3.6, 8.2.1, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 9.10.5, 11
Insurance, Boiler and Machinery
     11.4.2
Insurance, Contractor's Liability
     11.1
Insurance, Effective Date of
     8.2.2, 11.1.2
Insurance, Loss of Use
     11.4.3
Insurance, Owner's Liability
     11.2
Insurance, Project Management Protective Liability
     11.3
Insurance, Property
     10.2.5, 11.4
Insurance, Stored Materials
     9.3.2, 11.4.1.4
INSURANCE AND BONDS
     11
Insurance Companies, Consent to Partial Occupancy
     9.9.1, 11.4.1.5
Insurance Companies, Settlement with
     11.4.10
Intent of the Contract Documents
     1.2.1, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest
     13.6
Interpretation
     1.2.3, 1.4, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written
     4.2.11, 4.2.12, 4.3.6
Joinder and Consolidation of Claims Required
     4.6.4
Judgment on Final Award
     4.6.6
Labor and Materials, Equipment
     1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 42.6, 4.2.7,
     5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2. 1, 10.2.4,
     14.2.1.2
Labor Disputes
     8.3.1
Laws and Regulations
     1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1,
     10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Liens
     2.1.2, 4.4.8, 8.2.2, 9.3.3, 9.1 0
Limitation on Consolidation or Joinder
     4.6.4
Limitations, Statutes of
     4.6.3, 12.2.6, 13.7
Limitations of Liability
     2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.10, 3.17, 3.18, 4.2.6, 4.2.7,
     4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.10.4, 10.3.3, 10.2.5, 11.1.2,
     11.2.1, 11.4.7, 12.2.5, 13.4.2
Limitations of Time
     2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 4.3,
     4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3,
     9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10,
     12.2, 13.5, 13.7, 14
Loss of Use Insurance
     11.4.3
Material Suppliers
     1.6, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3, 9.4.2, 9.6, 9.10.5
Materials, Hazardous
     10.2.4, 10.3, 10.5
Materials, Labor, Equipment and
     1.1.3, 1.1.6, 1.6.1, 3.4, 3.5.1, 3.8.2, 3.8.23, 3.12, 3.13, 3.15.1,
     4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2,
     10.2.1, 10.2.4, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures
of Construction
     3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic's Lien
     4.4.8
Mediation
     4.4.1, 4.4.5, 4.4.6, 4.4.8, 4.5, 4.6.1, 4.6.2, 8.3.1, 10.5
Minor Changes in the Work

     1.1.1, 3.12.8, 4.2.8, 4.3.6, 7.1, 7.4
MISCELLANEOUS PROVISIONS
     13
Modifications, Definition of
     1.1.1
Modifications to the Contract
     1.1.1, 1.1.2, 3.7.3, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2,
     11.4.1
Mutual Responsibility
     6.2
Nonconforming Work, Acceptance of
     9.6.6, 9.9.3, 12.3
Nonconforming Work, Rejection and Correction of
     2.3, 2.4, 3.5.1, 4.2.6, 6.2.5, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2.1,
     13.7.1.3
Notice
     2.2.1, 2.3, 2.4, 3.2.3, 3.3.1, 3.7.2, 3.7.4, 3.12.9, 4.3, 4.4.8, 4.6.5,
     5.2.1, 8.2.2, 9.7, 9.10, 10.2.2, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3,
     13.5.1, 13.5.2, 14.1, 14.2
Notice, Written
     2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2.1, 8.2.2,
     9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Notice of Testing and Inspections
     13.5.1, 13.5.2
Notice to Proceed
     8.2.2
Notices, Permits, Fees and
     2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Contractor's
     1.5.2, 3.2, 3.7.3, 4.3.4
Occupancy
     2.2.2, 9.6.6, 9.8, 11.4.1.5
Orders, Written
     1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1
OWNER
     2
Owner, Definition of
     2.1
Owner, Information and Services Required of the
     2.1.2, 2.2, 3.2.1, 3.12.4,
     3.12.10, 4.2.7, 4.3.3, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4,
     9.9.2, 9.10.3, 10.3.3, 11.2, 11.4, 13.5.1, 13.5.2, 14.1.1.4, 14.1.4
Owner's Authority
     1.6, 2.1.1, 2.3, 2.4, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.1.3,
     4.2.4, 4.2.9, 4.3.6, 4.4.7, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2. 1,
     7.3.1, 8.2.2, 8.3.1, 9.3.1, 9.3.2, 9.5.1, 9.9.1, 9,10.2, 10.3.2, 11.1.3,
     11.3.1, 11.4.3, 11.4.10, 12.2.2, 12.3.1, 13.2.2, 14.3, 14.4
Owner's Financial Capability
     2.2.1, 13.2.2, 14.1.1.5
Owner's Liability Insurance
     11.2
Owner's Loss of Use Insurance
     11.4.3
Owner's Relationship with Subcontractors
     1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2
Owner's Right to Carry Out the Work
     2.4, 12.2.4, 14.2.2.2
Owner's Right to Clean Up
     6.3
Owner's Right to Perform Construction and to Award Separate Contracts
     6.1
Owner's Right to Stop the Work
     2.3
Owner's Right to Suspend the Work
     14.3
Owner's Right to Terminate the Contract
     14.2
Ownership and Use of Drawings, Specifications and Other
Instruments of Service
     1.1.1, 1.6, 2.2.5, 3.2.1, 3.11.1, 3.17.1, 4.2.12, 5.3
Partial Occupancy or Use
     9.6.6, 9.9, 11.4.1.5
Patching, Cutting and
     3.14, 6.2.5
Patents
     3.17
Payment, Applications for
     4.2.5, 7.3.8, 9.2, 9.3, 9.4, 9.5.1, 9.6.3, 9.7.1, 9.8.5, 9.10.1, 9.10.3,
     9.10.5, 11.1.3, 14.2.4, 14.4.3
Payment, Certificates for
     4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1, 9.6.6, 9.7.1,
     9.10. 1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of
     4.3.6, 9.5.1.3, 9.7, 9.10.2, 14.1.1.3, 14.2.1.2, 13.6
Payment, Final
     4.2.1, 4.2.9, 4.3.2, 9.8.2, 9.10, 11.1.2, 11.1.3, 11.4.1, 11.4.5,
     12.3.1, 13.7, 14.2.4, 14.4.3
Payment Bond, Performance Bond and
     7.3.6.4, 9.6.7, 9.10.3, 11.4.9, 11.5
Payments, Progress
     4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
PAYMENTS AND COMPLETION
     9
Payments to Subcontractors
     5.4.2, 9.5.1.3, 9.6.2, 9.6.3, 9.6.4, 9.6.7, 11.4.8,
     14.2.1.2
PCB
     10.3.1
Performance Bond and Payment Bond
     7.3.6.4, 9.6.7, 9.10.3, 11.4.9,11.5
Permits, Fees and Notices
     2.2.2, 3.7, 3.13, 7.3.6.4, 10.2.2
PERSONS AND PROPERTY, PROTECTION OF
     10
Polychlorinated Biphenyl
     10.3.1
Product Data, Definition of
     3.12.2
Product Data and Samples, Shop Drawings

     3.11, 3.12, 4.2.7
Progress and Completion
     4.2.2, 4.3.3, 8.2, 9.8, 9.9.1, 14.1.4
Progress Payments
     4.3.3, 9.3, 9.6, 9.8.5, 9.10.3, 13.6, 14.2.3
Project, Definition of the
     1.1.4
Project Management Protective Liability Insurance
     11.3
Project Manual, Definition of the
     1.1.7
Project Manuals
     2.2.5
Project Representatives
     4.2.10
Property Insurance
     10.2.5, 11.4
PROTECTION OF PERSONS AND PROPERTY
     10
Regulations and Laws
     1.6, 3.2.2, 3.6, 3.7, 3.12.10, 3.13, 4.1.1, 4.4.8, 4.6, 9.6.4, 9.9.1,
     10.2.2, 11.1, 11.4, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work
     3.5.1, 4.2.6, 12.2.1
Releases and Waivers of Liens
     9.10.2
Representations
     1.5.2, 3.5.1, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives
     2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes
     4.4, 4.5,4.6
Responsibility for Those Performing the Work
     3.3.2, 3.18, 4.2.3, 4.3.8, 5.3.1, 6.1.3, 6.2, 6.3,
     9.5. 1, 10
Retainage
     9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by
Contractor
     1.5.2, 3.2, 3.7.3, 3.12.7, 6.1.3
Review of Contractor's Submittals by Owner and Architect
     3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
     3.12
Rights and Remedies
     1.1.2, 2.3, 2.4, 3.5.1, 3.15.2, 4.2.6, 4.3.4, 4.5, 4.6, 5.3, 5.4, 6.1,
     6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties, Patents and Copyrights
     3.17
Rules and Notices for Arbitration
     4.6.2
Safety of Persons and Property
     10.2, 10.6
Safety Precautions and Programs
     3.3.1, 4.2.2, 4.2.7, 5.3.1, 10.1, 10.2, 10.6
Samples, Definition of
     3.12.3
Samples, Shop Drawings, Product Data and
     3.11, 3.12, 4.2.7
Samples at the Site, Documents and
     3.11
Schedule of Values
     9.2, 9.3.1
Schedules, Construction
     1.4.1.2, 3.10, 3.12.1, 3.12.2, 4.3.7.2, 6.1.3
Separate Contracts and Contractors
     1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 4.6.4, 6, 8.3.1, 11.4.7, 12.1.2,
     12.2.5
Shop Drawings, Definition of
     3.12.1
Shop Drawings, Product Data and Samples
     3.11, 3.12, 4.2.7
Site, Use of
     3.13, 6.1.1, 6.2.1
Site Inspections
     1.2.2, 3.2.1, 3.3.3, 3.7.1, 4.2, 4.3.4, 9.4.2, 9.10.1, 13.5
Site Visits, Architect's
     4.2.2, 4.2.9, 4.3.4, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.5
Special Inspections and Testing
     4.2.6, 12.2.1, 13.5
Specifications, Definition of the
     1.1.6
Specifications, The
     1.1.1, 1.1.6, 1.1.7, 1.2.2, 1.6, 3.11, 3.12.10, 3.17
Statute of Limitations
     4.6.3, 12.2.6, 13.7
Stopping the Work
     2.3, 4.3.6, 9.7, 10.3, 14.1
Stored Materials
     6.2.1, 9.3.2, 10.2.1.2, 10.2.4, 11.4.1.4
Subcontractor, Definition of
     5.1.1
SUBCONTRACTORS
     5
Subcontractors, Work by
     1.2.2, 3.3.2, 3.12.1, 4.2.3, 5.2.3, 5.3, 5.4, 9.3.1.2,
     9.6.7
Subcontractual Relations
     5.3, 5.4, 9.3.1.2, 9.6, 9.10, 10.2.1, 11.4.7, 11.4.8, 14.1, 14.2.1,
     14.3.2
Submittals
     1.6, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 7.3.6, 9.2, 9.3, 9.8, 9.9.1,
     9.10.2, 9.10.3, 11.1.3
Subrogation, Waivers of
     6.1.1, 11.4.5, l1.4.7
Substantial Completion
     4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3,

     9.10.4.2, 12.2, 13.7
Substantial Completion, Definition of
     9.8.1
Substitution of Subcontractors
     5.2.3, 5.2.4
Substitution of Architect
     4.1.3
Substitutions of Materials
     3.4.2, 3.5.1, 7.3.7
Sub-subcontractor, Definition of
     5.1.2
Subsurface Conditions
     4.3.4
Successors and Assigns
     13.2
Superintendent
     3.9, 10.2.6
Supervision and Construction Procedures
     1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 4.3.3, 6.1.3, 6.2.4, 7.1.3,
     7.3.6, 8.2, 8.3.1, 9.4.2, 10, 12, 14
Surety
     4.4.7, 5.4.1.2, 9.8.5, 9.10.2, 9.10.3, 14.2.2
Surety, Consent of
     9.10.2, 9.10.3
Surveys
     2.2.3
Suspension by the Owner for Convenience
     14.4
Suspension of the Work
     5.4.2, 14.3
Suspension or Termination of the Contract
     4.3.6, 5.4.1.1, 11.4.9, 14
Taxes
     3.6, 3.8.2.1, 7.3.6.4
Termination by the Contractor
     4.3.10, 14.1
Termination by the Owner for Cause
     4.3.10, 5.4.1.1, 14.2
Termination of the Architect
     4.1.3
Termination of the Contractor
     14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT
     14
Tests and Inspections
     3.1.3, 3.3.3, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2,
     11.4.1.1, 12.2.1,13.5
TIME
     8
Time, Delays and Extensions of
     3.2.3, 4.3.1, 4.3.4, 4.3.7, 4.4.5, 5.2.3, 7.2.1, 7.3.1, 7.4.1, 7.5.1,
     8.3, 9.5.1, 9.7.1, 10.3.2, 10.6.1, 14.3.2
Time Limits
     2.1.2, 2.2, 2.4, 3.2.1, 3.7.3, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 4.3,
     4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3. 1, 9.3.3,
     9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 11.1.3, 11.4.1.5, 11.4.6, 11.4.10,
     12.2, 13.5, 13.7, 14
Time Limits on Claims
     4.3.2, 4.3.4, 4.3.8, 4.4, 4.5, 4.6
Title to Work
     9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK
     12
Uncovering of Work
     12.1
Unforeseen Conditions
     4.3.4, 8.3.1, 10.3
Unit Prices
     4.3.9, 7.3.3.2
Use of Documents
     1.1.1, 1.6, 2.2.5, 3.12.6, 5.3
Use of Site
     3.13, 6.1.1, 6.2.1
Values, Schedule of
     9.2, 9.3.1
Waiver of Claims by the Architect
     13.4.2
Waiver of Claims by the Contractor
     4.3.10, 9.10.5, 11.4.7, 13.4.2
Waiver of Claims by the Owner
     4.3.10, 9.9.3, 9.10.3, 9.10.4, 11.4.3, 11.4.5, 11.4.7, 12.2.2.1, 13.4.2,
     14.2.4
Waiver of Consequential Damages
     4.3.10, 14.2.4
Waiver of Liens
     9.10.2, 9.10.4
Waivers of Subrogation
     6.1.1, 11.4.5,11.4.7
Warranty
     3.5, 4.2.9, 4.3.5.3, 9.3.3, 9.8.4, 9.9.1, 9.10.4, 12.2.2,
     13.7.1.3
Weather Delays
     4.3.7.2
Work, Definition of
     1.1.3
Written Consent
     1.6, 3.4.2, 3.12.8, 3.14.2, 4.1.2, 4.3.4, 4.6.4, 9.3.2, 9.8.5, 9.9.1,
     9.10.2, 9.10.3, 11.4.1, 13.2, 13.4.2
Written Interpretations
     4.2.11, 4.2.12, 4.3.6
Written Notice
     2.3, 2.4, 3.3.1, 3.9, 3.12.9, 3.12.10, 4.3, 4.4.8, 4.6.5, 5.2. 1, 8.2.2,
     9.7, 9.10, 10.2.2, 10.3, 11.1.3, 11.4.6, 12.2.2, 12.2.4, 13.3, 14
Written Orders
     1.1.1, 2.3, 3.9, 4.3.6, 7, 8.2.2, 11.4.9, 12.1, 12.2, 13.5.2, 14.3.1

ARTICLE 1 GENERAL PROVISIONS

     1.1 BASIC DEFINITIONS

     1.1.1 THE CONTRACT DOCUMENTS
     The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4) a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or portions of Addenda relating to bidding requirements) .

     1.1.2 THE CONTRACT
     The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor,
     (3) between the Owner and Architect or (4) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties.

     1.1.3 THE WORK
     The term "Work" means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project.

     1.1.4 THE PROJECT
     The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

     1.1.5 THE DRAWINGS
     The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

     1.1.6 THE SPECIFICATIONS
     The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services.

     1.1.7 THE PROJECT MANUAL
     The Project Manual is a volume assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

     1.2 CORRELATION AND INTENT OF THE CONTRACT DOCUMENTS

     1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results.

     1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

     1.2.3 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

     1.3 CAPITALIZATION

     1.3.1 Terms capitalized in these General Conditions include those which are
     (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American Institute of Architects.

     1.4 INTERPRETATION

     1.4.1 In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

     1.5 EXECUTION OF CONTRACT DOCUMENTS

     1.5.1 The Contract Documents shall be signed by the Owner and Contractor. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

     1.5.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

     1.6 OWNERSHIP AND USE OF DRAWINGS, SPECIFICATIONS AND OTHER INSTRUMENTS OF SERVICE

     1.6.1 The Drawings, Specifications and other documents, including those in electronic form, prepared by the Architect and the Architect's consultants are Instruments of Service through which the Work to be executed by the Contractor is described. The Contractor may retain one record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect or the Architect's consultants, and unless otherwise indicated the Architect and the Architect's consultants shall be deemed the authors of them and will retain all common law, statutory and other reserved rights, in addition to the copyrights. All copies of Instruments of Service, except the Contractor's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner, Architect and the Architect's consultants. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are authorized to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants appropriate to and for use in the execution of their Work under the Contract Documents. All copies made under this authorization shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect and the Architect's consultants. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' copyrights or other reserved rights.

ARTICLE 2 OWNER

     2.1 GENERAL

     2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Subparagraph 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

     2.1.2 The Owner shall furnish to the Contractor within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

     2.2 INFORMATION AND SERVICES REQUIRED OF THE OWNER

     2.2.1 The Owner shall, at the written request of the Contractor, prior to commencement of the Work and thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner's obligations under the Contract. Furnishing of such evidence shall be a condition precedent to commencement or continuation of the Work. After such evidence has been furnished, the Owner shall not materially vary such financial arrangements without prior notice to the Contractor.

     2.2.2 Except for permits and fees, including those required under Subparagraph 3.7.1, which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

     2.2.3 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

     2.2.4 Information or services required of the Owner by the Contract Documents shall be furnished by the Owner with reasonable promptness. Any other information or services relevant to the Contractor's performance of the Work under the Owner's control shall be furnished by the Owner after receipt from the Contractor of a written request for such information or services.

     2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

     2.3 OWNER'S RIGHT TO STOP THE WORK

     2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph
     12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

     2.4 OWNER'S RIGHT TO CARRY OUT THE WORK

     2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a three-day period. If the Contractor within such three-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3 CONTRACTOR

     3.1 GENERAL

     3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Contractor" means the Contractor or the Contractor's authorized representative.

     3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents.

     3.1.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

     3.2 REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

     3.2.1 Since the Contract Documents are complementary, before starting each portion of the Work, the Contractor shall carefully study and compare the various Drawings and other Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Subparagraph 2.2.3, shall take field measurements of any existing conditions related to that portion of the Work and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, any errors, inconsistencies or omissions discovered by the Contractor shall be reported promptly to the Architect as a request for information in such form as the Architect may require.

     3.2.2 Any design errors or omissions noted by the Contractor during this review shall be reported promptly to the Architect, but it is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional unless otherwise specifically provided in the Contract Documents. The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations, but any nonconformity discovered by or made known to the Contractor shall be reported promptly to the Architect.

     3.2.3 If the Contractor believes that additional cost or time is involved because of clarifications or instructions issued by the Architect in response to the Contractor's notices or requests for information pursuant to Subparagraphs 3.2.1 and 3.2.2, the Contractor shall make Claims as provided in Subparagraphs 4.3.6 and 4.3.7. If the Contractor fails to perform the obligations of Subparagraphs 3.2.1 and 3.2.2, the Contractor shall pay such costs and damages to the Owner as would have been avoided if the Contractor had performed such obligations. The Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents or for differences between field measurements or conditions and the Contract Documents unless the Contractor recognized such error, inconsistency, omission or difference and knowingly failed to report it to the Architect.

     3.3 SUPERVISION AND CONSTRUCTION PROCEDURES

     3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract unless the Contract Documents give other specific instructions concerning these matters. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences or procedures, the Contractor shall evaluate the jobsite safety thereof and, except as stated below, shall be fully and solely responsible for the jobsite safety of such means, methods, techniques, sequences or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely written notice to the Owner and Architect and shall not proceed with that portion of the Work without further written instructions from the Architect. If the Contractor is then instructed to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage.

     3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for or on behalf of the Contractor or any of its Subcontractors.

     3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

     3.4 LABOR AND MATERIALS

     3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

     3.4.2 The Contractor may make substitutions only with the consent of the Owner, after evaluation by the Architect and in accordance with a Change Order.

     3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

     3.5 WARRANTY

     3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

     3.6 TAXES

     3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

     3.7 PERMITS, FEES AND NOTICES

     3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

     3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities applicable to performance of the Work.

     3.7.3 It is not the Contractor's responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

     3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction.

     3.8 ALLOWANCES

     3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection.

     3.8.2 Unless otherwise provided in the Contract Documents:

               .1 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

               .2 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances;

               .3 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Clause 3.8.2.1 and
               (2) changes in Contractor's costs under Clause 3.8.2.2.

     3.8.3 Materials and equipment under an allowance shall be selected by the Owner in sufficient time to avoid delay in the Work.

     3.9 SUPERINTENDENT

     3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

     3.10 CONTRACTOR'S CONSTRUCTION SCHEDULES

     3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

     3.10.2 The Contractor shall prepare and keep current, for the Architect's approval, a schedule of submittals which is coordinated with the Contractor's construction schedule and allows the Architect reasonable time to review submittals.

     3.10.3 The Contractor shall perform the Work in general accordance with the most recent schedules submitted to the Owner and Architect.

     3.11 DOCUMENTS AND SAMPLES AT THE SITE

     3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, Addenda, Change Orders and other Modifications, in good order and marked currently to record field changes and selections made during construction, and one record copy of approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

     3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

     3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the Work.

     3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

     3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

     3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required by the Contract Documents the way by which the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals which are not required by the Contract Documents may be returned by the Architect without action.

     3.12.5 The Contractor shall review for compliance with the Contract Documents, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals which are not marked as reviewed for compliance with the Contract Documents and approved by the Contractor may be returned by the Architect without action.

     3.12.6 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

     3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect.

     3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and (1) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect's approval thereof.

     3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such written notice the Architect's approval of a resubmission shall not apply to such revisions.

     3.12.10 The Contractor shall not be required to provide professional services which constitute the practice of architecture or engineering unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall cause such services or certifications to be provided by a properly licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings and other submittals prepared by such professional. Shop Drawings and other submittals related to the Work designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals, provided the Owner and Architect have specified to the Contractor all performance and design criteria that such services must satisfy. Pursuant to this Subparagraph 3.12.10, the Architect will review, approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Contractor shall not be responsible for the adequacy of the performance or design criteria required by the Contract Documents.

     3.13      USE OF SITE

     3.13.1 The Contractor shall confine operations at the site to areas permitted by law, ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

     3.14      CUTTING AND PATCHING

     3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

     3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor's consent to cutting or otherwise altering the Work.

     3.15      CLEANING UP

     3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor's tools, construction equipment, machinery and surplus materials.

     3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

     3.16      ACCESS TO WORK

     3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

     3.17      ROYALTIES, PATENTS AND COPYRIGHTS

     3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents or where the copyright violations are contained in Drawings, Specifications or other documents prepared by the Owner or Architect. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a copyright or a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

     3.18      INDEMNIFICATION

     3.18.1 To the fullest extent permitted by law and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 11.3, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), but only to the extent caused by the negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

     3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Subparagraph 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts.

ARTICLE 4 ADMINISTRATION OF THE CONTRACT

     4.1 ARCHITECT

     4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term "Architect" means the Architect or the Architect's authorized representative.

     4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

     4.1.3 If the employment of the Architect is terminated, the Owner shall employ a new Architect against whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the former Architect.

     4.2 ARCHITECT'S ADMINISTRATION OF THE CONTRACT

     4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be an Owner's representative
     (1) during construction, (2) until final payment is due and (3) with the Owner's concurrence, from time to time during the one-year period for correction of Work described in Paragraph 12.2. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified in writing in accordance with other provisions of the Contract.

     4.2.2 The Architect, as a representative of the Owner, will visit the site at intervals appropriate to the stage of the Contractor's operations (1) to become generally familiar with and to keep the Owner informed about the progress and quality of the portion of the Work completed, (2) to endeavor to guard the Owner against defects and deficiencies in the Work, and (3) to determine in general if the Work is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents, except as provided in Subparagraph 3.3.1.

     4.2.3 The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work.

     4.2.4 COMMUNICATIONS FACILITATING CONTRACT ADMINISTRATION. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate with each other through the Architect about matters arising out of or relating to the Contract. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

     4.2.5 Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

     4.2.6 The Architect will have authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work.

     4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

     4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

     4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

     4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect's responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

     4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

     4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and initial decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

     4.2.13 The Architect's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

     4.3 CLAIMS AND DISPUTES

     4.3.1 DEFINITION. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be initiated by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

     4.3.2 Time Limits on Claims. Claims by either party must be initiated within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be initiated by written notice to the Architect and the other party.

     4.3.3 CONTINUING CONTRACT PERFORMANCE. Pending final resolution of a Claim except as otherwise agreed in writing or as provided in Subparagraph 9.7.1 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents.

     4.3.4 CLAIMS FOR CONCEALED OR UNKNOWN CONDITIONS. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the conditions encountered are materially different, the Contract Sum and Contract Time shall be equitably adjusted, but if the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

     4.3.5 CLAIMS FOR ADDITIONAL COST. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.6.

     4.3.6 If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner's suspension or (7) other reasonable grounds, Claim shall be filed in accordance with this Paragraph 4.3.

     4.3.7 CLAIMS FOR ADDITIONAL TIME

     4.3.7.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

     4.3.7.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated and had an adverse effect on the scheduled construction.

     4.3.8 INJURY OR DAMAGE TO PERSON OR PROPERTY. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

     4.3.9 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed in a proposed Change Order or Construction Change Directive so that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted

     4.3.10 CLAIMS FOR CONSEQUENTIAL DAMAGES. The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes:

          .1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and

          .2 damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work.

     This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 14. Nothing contained in this Subparagraph 4.3.10 shall be deemed to preclude an award of liquidated direct damages, when applicable, in accordance with the requirements of the Contract Documents.

     4.4 RESOLUTION OF CLAIMS AND DISPUTES

     4.4.1 DECISION OF ARCHITECT. Claims, including those alleging an error or omission by the Architect but excluding those arising under Paragraphs 10.3 through 10.5, shall be referred initially to the Architect for decision. An initial decision by the Architect shall be required as a condition precedent to mediation, arbitration or litigation of all Claims between the Contractor and Owner arising prior to the date final payment is due, unless 30 days have passed after the Claim has been referred to the Architect with no decision having been rendered by the Architect. The Architect will not decide disputes between the Contractor and persons or entities other than the Owner.

     4.4.2 The Architect will review Claims and within ten days of the receipt of the Claim take one or more of the following actions: (1) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Architect is unable to resolve the Claim if the Architect lacks sufficient information to evaluate the merits of the Claim or if the Architect concludes that, in the Architect's sole discretion, it would be inappropriate for the Architect to resolve the Claim.

     4.4.3 In evaluating Claims, the Architect may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Architect in rendering a decision. The Architect may request the Owner to authorize retention of such persons at the Owner's expense.

     4.4.4 If the Architect requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of such request, and shall either provide a response on the requested supporting data, advise the Architect when the response or supporting data will be furnished or advise the Architect that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Architect will either reject or approve the Claim in whole or in part.

     4.4.5 The Architect will approve or reject Claims by written decision, which shall state the reasons therefor and which shall notify the parties of any change in the Contract Sum or Contract Time or both. The approval or rejection of a Claim by the Architect shall be final and binding on the parties but subject to mediation and arbitration.

     4.4.6 When a written decision of the Architect states that (1) the decision is final but subject to mediation and arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days' period shall result in the Architect's decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

     4.4.7 Upon receipt of a Claim against the Contractor or at any time thereafter, the Architect or the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Architect or the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

     4.4.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines prior to resolution of the Claim by the Architect, by mediation or by arbitration.

     4.5 MEDIATION

     4.5.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5 shall, after initial decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to mediation as a condition precedent to arbitration or the institution of legal or equitable proceedings by either party.

     4.5.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect. Request for mediation shall be filed in writing with the other party to the Contract and with the American Arbitration Association. The request may be made concurrently with the filing of a demand for arbitration but, in such event, mediation shall proceed in advance of arbitration or legal or equitable proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order.

     4.5.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof

     4.6 ARBITRATION

     4.6.1 Any Claim arising out of or related to the Contract, except Claims relating to aesthetic effect and except those waived as provided for in Subparagraphs 4.3.10, 9.10.4 and 9.10.5, shall, after decision by the Architect or 30 days after submission of the Claim to the Architect, be subject to arbitration. Prior to arbitration, the parties shall endeavor to resolve disputes by mediation in accordance with the provisions of Paragraph 4.5.

     4.6.2 Claims not resolved by mediation shall be decided by arbitration which, unless the parties mutually agree otherwise, shall be in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect. The demand for arbitration shall be filed in writing with the other party to the Contract and with the American Arbitration Association, and a copy shall be filed with the Architect.

     4.6.3 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.4.6 and 4.6.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

     4.6.4 LIMITATION ON CONSOLIDATION OR JOINDER. No arbitration arising out of or relating to the Contract shall include, by consolidation or joinder or in any other manner, the Architect, the Architect's employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a Claim not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

     4.6.5 CLAIMS AND TIMELY ASSERTION OF CLAIMS. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded.

     4.6.6 JUDGMENT ON FINAL AWARD. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5 SUBCONTRACTORS

     5.1 DEFINITIONS

     5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a separate contractor or subcontractors of a separate contractor.

     5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

     5.2 AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

     5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

     5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

     5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

     5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such substitute.

     5.3 SUBCONTRACTUAL RELATIONS

     5.3.1 By appropriate agreement, Written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work, which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

     5.4 CONTINGENT ASSIGNMENT OF SUBCONTRACTS

     5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

          .1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor and Contractor in writing; and

          .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

     5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

     6.1  OWNER'S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

     6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided in Paragraph 4.3.

     6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

     6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Other until subsequently revised.

     6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner's own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

     6.2  MUTUAL RESPONSIBILITY

     6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

     6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work, except as to defects not then reasonably discoverable.

     6.2.3 The Owner shall be reimbursed by the Contractor for costs incurred by the Owner which are payable to a separate contractor because of delays, improperly timed activities or defective construction of the Contractor. The Owner shall be responsible to the Contractor for costs incurred by the Contractor because of delays, improperly timed activities, damage to the Work or defective construction of a separate contractor.

     6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

     6.2.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Subparagraph 3.14.

     6.3  OWNER'S RIGHT TO CLEAN UP

     6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK

     7.1  GENERAL

     7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

     7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

     7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

     7.2  CHANGE ORDERS

     7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

          .1 change in the Work;

          .2 the amount of the adjustment, if any, in the Contract Sum; and

          .3 the extent of the adjustment, if any, in the Contract Time.

     7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

     7.3  CONSTRUCTION CHANGE DIRECTIVES

     7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

     7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

     7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

          .1 mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

          .2 unit prices stated in the Contract Documents or subsequently agreed upon;

          .3 cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee;

     or

          .4 as provided in Subparagraph 7.3.6.

     7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time.

     7.3.5 A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

     7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

               .1 costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom, and workers' compensation insurance;

               .2 costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

               .3 rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

               .4 costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

               .5 additional costs of supervision and field office personnel directly attributable to the change.

     7.3.7 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

     7.3.8 Pending final determination of the total cost of a Construction Change Directive to the Owner, amounts not in dispute for such changes in the Work shall be included in Applications for Payment accompanied by a Change Order indicating the parties' agreement with part or all of such costs. For any portion of such cost that remains in dispute, the Architect will make an interim determination for purposes of monthly certification for payment for those costs. That determination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a claim in accordance with Article 4.

     7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

     7.4  MINOR CHANGES IN THE WORK

     7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE 8 TIME

     8.1 DEFINITIONS

     8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

     8.1.2 The date of commencement of the Work is the date established in the Agreement.

     8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

     8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

     8.2  PROGRESS AND COMPLETION

     8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

     8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by
     Article 11 to be furnished by the Contractor and Owner. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by the Contract Documents or a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic's liens and other security interests.

     8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

     8.3  DELAYS AND EXTENSIONS OF TIME

     8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties or other causes beyond the Contractor's control, or by delay authorized by the Owner pending mediation and arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

     8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

     8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under other provisions of the Contract Documents.

ARTICLE 9 PAYMENTS AND COMPLETION

     9.1  CONTRACT SUM

     9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

     9.2  SCHEDULE OF VALUES

     9.2.1 Before the first Application for Payment, the Contractor shall submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

     9.3  APPLICATIONS FOR PAYMENT

     9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor's right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for in the Contract Documents.

     9.3.1.1 As provided in Subparagraph 7.3.8, such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders.

     9.3.1.2 Such applications may not include requests for payment for portions of the Work for which the Contractor does not intend to pay to a Subcontractor or material supplier, unless such Work has been performed by others whom the Contractor intends to pay.

     9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

     9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor's knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

     9.4  CERTIFICATES FOR PAYMENT

     9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either issue to the Owner a Certificate for Payment, with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in Writing of the Architect's reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

     9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or, Continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed constriction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

     9.5  DECISIONS TO WITHHOLD CERTIFICATION

     9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Subparagraph 3.3.2, because of:

               .1 defective Work not remedied;

               .2 third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Contractor;

               .3 failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

               .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

               .5 damage to the Owner or another contractor;

               .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

               .7 persistent failure to carry out the Work in accordance with the Contract Documents.

     9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

     9.6 PROGRESS PAYMENTS

     9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

     9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor's portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner.

     9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

     9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

     9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

     9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

     9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors and suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, shall create any fiduciary liability or tort liability on the part of the Contractor for breach of trust or shall entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision.

     9.7  FAILURE OF PAYMENT

     9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days' written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Contract Documents.

     9.8  SUBSTANTIAL COMPLETION

     9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use.

     9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents.

     9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion.

     9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion.

     9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate. Upon such acceptance and consent of surety, if any, the Owner shall make payment of retainage applying to such Work or designated portion thereof. Such payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Contract Documents.

     9.9  PARTIAL OCCUPANCY OR USE

     9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Clause 11.4.1.5 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

     9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

     9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

     9.10 FINAL COMPLETION AND FINAL PAYMENT

     9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph
     9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled.

     9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and
     (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens, claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

     9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims.

     9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

          .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

          .2 failure of the Work to comply with the requirements of the Contract Documents; or

          .3 terms of special warranties required by the Contract Documents.

     9.10.5 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment.

ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY

     10.1 SAFETY PRECAUTIONS AND PROGRAMS

     10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

     10.2 SAFETY OF PERSONS AND PROPERTY

     10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

          .1 employees on the Work and other persons who may be affected thereby;

          .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor's Subcontractors or Sub-subcontractors; and

          .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

     10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

     10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

     10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

     10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Paragraph 3.18.

     10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

     10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

     10.3 HAZARDOUS MATERIALS

     10.3.1 If reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing.

     10.3.2 The Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. The Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Contractor's reasonable additional costs of shut-down, delay and start-up, which adjustments shall be accomplished as provided in Article 7.

     10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area if in fact the material or substance presents the risk of bodily injury or death as described in Subparagraph 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) and provided that such damage, loss or expense is not due to the sole negligence of a party seeking indemnity.

     10.4 The Owner shall not be responsible under Paragraph 10.3 for materials and substances brought to the site by the Contractor unless such materials or substances were required by the Contract Documents.

     10.5 If, without negligence on the part of the Contractor, the Contractor is held liable for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall indemnify the Contractor for all cost and expense thereby incurred.

     10.6 EMERGENCIES

     10.6.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11 INSURANCE AND BONDS

     11.1 CONTRACTOR'S LIABILITY INSURANCE

     11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor's operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

          .1 claims under workers' compensation, disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

          .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor's employees;

          .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees;

          .4 claims for damages insured by usual personal injury liability coverage;

          .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

          .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

          .7 claims for bodily injury or property damage arising out of completed operations; and

          .8 claims involving contractual liability insurance applicable to the Contractor's obligations under Paragraph 3.18.

     11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

     11.1.3 Certificates of insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be canceled or allowed to expire until at least 30 days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage on account of revised limits or claims paid under the General Aggregate, or both, shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor's information and belief.

     11.2   OWNER'S LIABILITY INSURANCE

     11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner's usual liability insurance.

     11.3 PROJECT MANAGEMENT PROTECTIVE LIABILITY INSURANCE

     11.3.1 Optionally, the Owner may require the Contractor to purchase and maintain Project Management Protective Liability insurance from the Contractor's usual sources as primary coverage for the Owner's, Contractor's and Architect's vicarious liability for construction operations under the Contract. Unless otherwise required by the Contract Documents, the Owner shall reimburse the Contractor by increasing the Contract Sum to pay the cost of purchasing and maintaining such optional insurance coverage, and the Contractor shall not be responsible for purchasing any other liability insurance on behalf of the Owner. The minimum limits of liability purchased with such coverage shall be equal to the aggregate of the limits required for Contractor's Liability Insurance under Clauses 11.1.1.2 through 11.1.1.5.

     11.3.2 To the extent damages are covered by Project Management Protective Liability insurance, the Owner, Contractor and Architect waive all rights against each other for damages, except such rights as they may have to the proceeds of such insurance. The policy shall provide for such waivers of subrogation by endorsement or otherwise.

     11.3.3 The Owner shall not require the Contractor to include the Owner, Architect or other persons or entities as additional insureds on the Contractor's Liability Insurance coverage under Paragraph 11.1.

     11.4 PROPERTY INSURANCE

     11.4.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance written on a builder's risk "all-risk" or equivalent policy form in the amount of the initial Contract Sum, plus value of subsequent Contract modifications and cost of materials supplied or installed by others, comprising total value for the entire Project at the site on a replacement cost basis without optional deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.4 to be covered, whichever is later. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Project.

     11.4.1.1 Property insurance shall be on an "all-risk" or equivalent policy form and shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsework, testing and startup, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect's and Contractor's services and expenses required as a result of such insured loss.

     11.4.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, without so notifying the Contractor in writing, then the Owner shall bear all reasonable costs properly attributable thereto.

     11.4.1.3 If the property insurance requires deductibles, the Owner shall pay costs not covered because of such deductibles.

     11.4.1.4 This property insurance shall cover portions of the Work stored off the site, and also portions of the Work in transit.

     11.4.1.5 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

     11.4.2 BOILER AND MACHINERY INSURANCE. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

     11.4.3 LOSS OF USE INSURANCE. The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Contractor for loss of use of the Owner's property, including consequential losses due to fire or other hazards however caused.

     11.4.4 If the Contractor requests in writing that insurance for risks other than those described herein or other special causes of loss be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

     11.4.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.4.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

     11.4.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.4. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be canceled or allowed to expire, and that its limits will not be reduced, until at least 30 days' prior written notice has been given to the Contractor.

     11.4.7 WAIVERS OF SUBROGATION. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect's consultants, separate contractors described in Article 6, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Paragraph 11.4 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect's consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

     11.4.8 A loss insured under Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.4.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

     11.4.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.6. If after such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Contractor after notification of a Change in the Work in accordance with
     Article 7.

     11.4.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner's exercise of this power; if such objection is made, the dispute shall be resolved as provided in Paragraphs 4.5 and 4.6. The Owner as fiduciary shall, in the case of arbitration, make settlement with insurers in accordance with directions of the arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

     11.5 PERFORMANCE BOND AND PAYMENT BOND

     11.5.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

     11.5.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12 UNCOVERING AND CORRECTION OF WORK

     12.1 UNCOVERING OF WORK

     12.1.1 If a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time.

     12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be at the Owner's expense. If such Work is not in accordance with the Contract Documents, correction shall be at the Contractor's expense unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

     12.2 CORRECTION OF WORK

     12.2.1 BEFORE OR AFTER SUBSTANTIAL COMPLETION

     12.2.1.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense.

     12.2.2 AFTER SUBSTANTIAL COMPLETION

     12.2.2.1 In addition to the Contractor's obligations under Paragraph 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Paragraph 2.4.

     12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work.

     12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Paragraph 12.2.

     12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

     12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor's correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

     12.2.5 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the one-year period for correction of Work as described in Subparagraph
     12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work.

     12.3 ACCEPTANCE OF NONCONFORMING WORK

     12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made.

ARTICLE 13 MISCELLANEOUS PROVISIONS

     13.1 GOVERNING LAW

     13.1.1 The Contract shall be governed by the law of the place where the Project is located.

     13.2 SUCCESSORS AND ASSIGNS

     13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Subparagraph 13.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

     13.2.2 The Owner may, without consent of the Contractor, assign the Contract to an institutional lender providing construction financing for the Project. In such event, the lender shall assume the Owner's rights and obligations under the Contract Documents. The Contractor shall execute all consents reasonably required to facilitate such assignment.

     13.3 WRITTEN NOTICE

     13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

     13.4 RIGHTS AND REMEDIES

     13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

     13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

     13.5 TESTS AND INSPECTIONS

     13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

     13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Subparagraph 13.5.3, shall be at the Owner's expense.

     13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure including those of repeated procedures and compensation for the Architect's services and expenses shall be at the Contractor's expense.

     13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

     13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

     13.5.6 Tests, or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

     13.6 INTEREST

     13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

     13.7 COMMENCEMENT OF STATUTORY LIMITATION PERIOD

     13.7.1 As between the Owner and Contractor:

          .1 BEFORE SUBSTANTIAL COMPLETION. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

          .2 BETWEEN SUBSTANTIAL COMPLETION AND FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

          .3 AFTER FINAL CERTIFICATE FOR PAYMENT. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any Warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT

     14.1 TERMINATION BY THE CONTRACTOR

     14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, for any of the following reasons:

          .1 issuance of an order of a court or other public authority having jurisdiction which requires all Work to be stopped;

          .2 an act of government, such as a declaration of national emergency which requires all Work to be stopped;

          .3 because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or

          .4 the Owner has failed to furnish to the Contractor promptly, upon the Contractor's request, reasonable evidence as required by Subparagraph 2.2.1.

     14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Contractor, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

     14.1.3 If one of the reasons described in Subparagraph 14.1.1 or 14.1.2 exists, the Contractor may, upon seven days' written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

     14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.3.

     14.2 TERMINATION BY THE OWNER FOR CAUSE

     14.2.1 The Owner may terminate the Contract if the Contractor:

          .1 persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

          .2 fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

          .3 persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

          .4 otherwise is guilty of substantial breach of a provision of the Contract Documents.

     14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

          .1 take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

          .2 accept assignment of subcontracts pursuant to Paragraph 5.4; and

          .3 finish the Work by whatever reasonable method the Owner may deem expedient. Upon request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work.

     14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

     14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

     14.3 SUSPENSION BY THE OWNER FOR CONVENIENCE

     14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

     14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Subparagraph 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent:

          .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

          .2 that an equitable adjustment is made or denied under another provision of the Contract.

     14.4 TERMINATION BY THE OWNER FOR CONVENIENCE

     14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause.

     14.4.2 Upon receipt of written notice from the Owner of such termination for the Owner's convenience, the Contractor shall:

          .1 cease operations as directed by the Owner in the notice;

          .2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and

          .3 except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders.

     14.4.3 In case of such termination for the Owner's convenience, the Contractor shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed.

MODIFICATIONS TO AIA A-201 GENERAL CONDITIONS TO A-111 STANDARD FORM OF AGREEMENT BETWEEN BIORELIANCE CORPORATION AS OWNER AND THE WHITING-TURNER CONTRACTING COMPANY AS GENERAL CONTRACTOR, DATED JUNE 30, 1999, FOR BIORELIANCE PRODUCTION FACILITY - BUILDING NO. 7, 9920 MEDICAL CENTER DRIVE, ROCKVILLE, MARYLAND 20850.

1. Insert the following after the word "Sub-subcontractor" in the sixth line of Subparagraph 1.1.2:

     except as set forth in Paragraph 5.3 and Paragraph 5.4,

2.   Add the following new Subparagraph 1.1.8:

     1.1.8 KNOWLEDGE The terms "knowledge," "recognize," and "discover," their respective derivatives, and similar terms in the Contract Documents, as used in reference to the Contractor, shall be interpreted to mean that which the Contractor knows (or should know), recognizes (or should recognize), and discovers (or should discover) in exercising the care, skill, and diligence required by the Contract Documents. Analogously, the expression "reasonably inferable" and similar terms in the Contract Documents shall be interpreted to mean reasonably inferable by a contractor familiar with the Project and exercising the care, skill, and diligence required of the Contractor by the Contract Documents.

3.   Add the following at the end of Subparagraph 1.2.1:

     In the event of inconsistencies within or between parts of the Contract Documents, or between the Contract Documents and applicable standards, codes, and ordinances, the Contractor shall be governed by the provisions of Article 1 of the Contract. The terms and conditions of this Subparagraph 1.2.1, however, shall not relieve the Contractor of any of the obligations set forth in Subparagraphs 3.2 and 3.7.

4.   Add the following at the end of Subparagraph 1.2.2:

     Instructions and other information furnished in the Specifications, including, without limitation, items in connection with prefabricated or pre-finished items, are not intended to supersede work agreements between employers and employees. Should the Specifications conflict with such work agreements, the work agreements shall be followed, provided such items are provided and finished as specified. If necessary, such Work shall be performed on the Project site, instead of at the shop, by appropriate labor and in accordance with the requirements of the Drawings and Specifications.


5.   Add the following clauses at the end of Subparagraph 1.2.3:

          .1 Whenever a product is specified in accordance with a Federal Specification, an ASTM Standard, an American National Standards Institute Specification, or other Association Standard, the Contractor shall present an affidavit from the manufacturer when requested by the Architect or required in the Specifications, certifying that the product complies with the particular Standard or Specification. When requested by the Architect or specified, support test data shall be submitted to substantiate compliance.

          .2 Whenever a product is specified or shown by describing proprietary items, model numbers, catalog numbers, manufacturer, trade names, or similar reference, and not specified in the Contract Documents or equal, no substitutions may be made unless accepted prior to execution of the Contract or if accepted as a Change in the Work in accordance with Subparagraph 3.4.4-3.4.6. Where two or more products are shown or specified, the Contractor has the option to use either of those shown or specified.

6.   Add the following at the end of Subparagraph 1.5.2:

     Prior to execution of the Agreement, the Contractor and each Subcontractor evaluated and satisfied themselves as to the conditions and limitations under which the Work is to be performed, including, without limitation, (i) the location, condition, layout, and nature of the Project site and surrounding areas, (ii) generally prevailing climatic conditions, (iii) anticipated labor supply and costs, (iv) availability and cost of materials, tools, and equipment, and (v) other similar issues, saving and excepting market conditions not reasonably foreseeable by the parties at the execution of the Contract. The Owner assumes no responsibility or liability for the physical condition or safety of the Project site or any improvements located on the Project site. Except as set forth in Paragraph 10.3, the Contractor shall be solely responsible for providing a safe place for the performance of the Work. The Owner shall not be required to make any adjustment in either the Contract Sum or the Contract Time in connection with any failure by the Contractor or any Subcontractor to have complied with the requirements of this Subparagraph 1.5.2.

7.   Add the following new Paragraph 1.7:

     1.7 CONFIDENTIALITY

     1.7.1 The Contractor warrants and represents that the Contractor shall not knowingly or negligently communicate or disclose at any time to any person or entity any information in connection with the Work or the Project, except (i) with prior written consent of the Owner, (ii) information that was in the public domain prior to the date of this Agreement, (iii) information that becomes part of the public domain by publication or otherwise not due to any unauthorized act or omission of the Contractor, or (iv) as may be required to perform the Work or by any applicable law.

     1.7.2 The Contractor, at any time upon the request of the Owner, shall immediately return and surrender to the Owner all copies of any materials, records, notices, memoranda, recordings, drawings, specifications, and mock-ups and any other documents furnished by the Owner or the Architect to the Contractor.

     1.7.3 The Contractor shall cause all Subcontractors or any other person or entity performing any services, or furnishing any materials or equipment, for the Work to warrant and represent all items set forth in this Paragraph 1.7.

     1.7.4 The representations and warranties contained in this Paragraph 1.7 shall survive the complete performance of the Work or earlier termination of this Agreement.

8.   Replace the last sentence of Subparagraph 2.1.1 with the following:

     The term "Owner" refers to BioReliance Corporation, a Delaware Corporation. George Robertson and John A. Gilly are hereby designated by the Owner as its representatives and are authorized to act on behalf of the Owner, unless a new representative is subsequently designated in writing by the Owner.

9.   Replace Subparagraph 2.2.5 in its entirety with the following:

     2.2.5 The Contractor will be furnished, free of charge,

     one (1) copy of the Drawings and Project Manuals. The Contractor will be furnished, at its sole cost and expense, any additional copies.

10. Delete language in the third through the fifth lines of Subparagraph 2.4.1, beginning with the words "the Owner may after such seven-day period" and ending with the words "commence and continue to correct any deficiencies."

11.  Add the following new Paragraph 2.5:

     2.5 EXTENT OF OWNER RIGHTS

     2.5.1 The rights stated in this Article 2 and elsewhere in the Contract Documents are cumulative and not in limitation of any rights of the Owner
     (i) granted in the Contract Documents, (ii) at law or (iii) in equity.

     2.5.2 In no event shall the Owner have control over, charge of, or any responsibility for construction means, methods, techniques, sequences, or procedures or for safety precautions and programs in connection with the Work, notwithstanding any of the rights and authority granted the Owner in the Contract Documents.

12. Insert the words "the design information contained in" after the word "in" in the fifth line of Subparagraph 3.2.1

     Add the following clauses to Subparagraph 3.2.1:

          .1 [Intentionally omitted]

          .2 The Contractor shall, therefore, satisfy itself as to the accuracy of all grades, elevations, dimensions, and locations. In all cases of interconnection of its Work with existing or other work, it shall verify at the site all dimensions relating to such existing or other work. Any errors due to the Contractor's failure to so verify all such grades, elevations, dimensions, or locations shall be promptly rectified by the Contractor without any additional cost to the Owner.

13.  Delete the last sentence from Subparagraph 3.3.1.

14.  Add the following at the end of Subparagraph 3.4.2:

     Material and/or equipment totally meeting a non-proprietary or equal specification shall not be considered a "substitution" under the Contract Documents. If, the Contractor desires to submit an alternate product or method in lieu of what has been specified or shown in the Contract Documents, the following provisions apply:

               .1 The Contractor must submit to the Architect and the Owner (i) a full explanation of the proposed substitution and submittal of all supporting data, including technical information, catalog cuts, warranties, test results, installation instructions, operating procedures, and other like information necessary for a complete evaluation of the substitution; (ii) a written explanation of the reasons the substitution is advantageous and necessary, including the benefits to the Owner and the Work in the event the substitution is acceptable; (iii) the adjustment, if any, in the Contract Sum, in the event the substitution is acceptable; (iv) the adjustment, if any, in the time of completion of the Contract and the construction schedule in the event the substitution is acceptable; and (v) an affidavit stating that (a) the proposed substitution conforms to and meets all the requirements of

\
          the pertinent Specifications and the requirements shown on the Drawings, and (b) the Contractor accepts the warranty and correction obligations in connection with the proposed substitution as if originally specified by the Architect. Proposals for substitutions shall be submitted in triplicate to the Architect in sufficient time to allow the Architect no less than ten (10) working days for review. No substitutions will be considered or allowed without the Contractor's submittal of complete substantiating data and information as stated hereinbefore.

               .2 Substitutions and alternates may be rejected without explanation and will be considered only under one or more of the following conditions: (i) the proposal is required for compliance with interpretation of code requirements or insurance regulations then existing; (ii) specified products are unavailable through no fault of the Contractor; (iii) subsequent information discloses the inability of specified products to perform properly or to fit in the designated space; (iv) the manufacturer/fabricator refuses to certify or guarantee the performance of the specified product as required; and
          (v) when in the judgment of the Owner or the Architect, a substitution would be substantially in the Owner's best interests, in terms of cost, time, or other considerations.

               .3 Whether or not any proposed substitution is accepted by the Owner or the Architect, the Contractor shall reimburse the Owner for any reasonable fees charged by the Architect or other consultants for evaluating each proposed substitute.

15.  Add the following new Subparagraph 3.4.4:

     3.4.4 The Contractor shall only employ or use labor in connection with the Work capable of working harmoniously with all trades, crafts, and any other individuals associated with the Project. The Contractor shall also use best efforts to minimize the likelihood of any strike, work stoppage, or other labor disturbance.

               .1 If the Work is to be performed by trade unions, the Contractor shall use its best efforts to make all necessary arrangements to reconcile, without delay, damage, or cost to the Owner and without recourse to the Architect or the Owner, any conflict between the Contract Documents and any agreements or regulations of any kind at any time in force among members or councils that regulate or distinguish the activities that shall not be included in the work of any particular trade.

               .2 In case the progress of the Work is affected by any undue delay in furnishing or installing any items or materials or equipment required under the Contract Documents because of such conflict involving any such labor agreement or regulation, the Owner may require that other material or equipment of equal kind and quality be provided pursuant to a Change Order or Construction Change Directive.

16. Replace the word "may" with the word "shall" in the fourth line of Subparagraph 3.5.1.

17.  Add the following new Subparagraph 3.5.2:

     3.5.2 The Contractor agrees to assign to the Owner at the time of final completion of the Work any and all manufacturer's warranties relating to materials and labor used in the Work and further agrees to perform the Work in such manner so as to preserve any and all such manufacturer's warranties.

18.  Replace Subparagraph 3.7.1 with the following:

     3.7.1 Except as set forth in Subparagraph 2.2.2, the Contractor shall secure, pay for, and, as soon as practicable, furnish the Owner with copies or certificates of all permits and fees, licenses, and inspections necessary for the proper execution and completion of the Work.

19. Insert the words "and all other requirements" between the words "orders" and "of" in the first line of Subparagraph 3.7.2.

     Add the following language at the end of Subparagraph 3.7.2:

     The Contractor shall procure and obtain all bonds required of the Contractor by the municipality in which the Project is located or any other public or private body with jurisdiction over the Project. In connection with such bonds, the Contractor shall prepare all applications, supply all necessary backup material, and furnish the surety with any required personal undertakings. The Contractor shall also obtain and pay all charges for all approvals for street closings, parking meter removal, and other similar matters as may be necessary or appropriate from time to time for the performance of the Work.

20.  [Intentionally omitted]

21.  Add the following subparagraphs to Paragraph 3.10:

     3.10.4 The construction schedule shall be in a detailed precedence-style critical path management ("CPM") or primavera-type format satisfactory to the Owner and the Architect that shall also (i) provide a graphic representation of all activities and events that will occur during performance of the Work; (ii) identify each phase of construction and occupancy; and (iii) set forth dates that are critical in ensuring the timely and orderly completion of the Work in accordance with the requirements of the Contract Documents (hereinafter referred to as "Milestone Dates"). Upon review and acceptance by the Owner and the Architect of the Milestone Dates, the construction schedule shall be deemed part of the Contract Documents and attached to the Agreement as Exhibit A. If not accepted, the construction schedule shall be promptly revised by the Contractor in accordance with the recommendations of the Owner and the Architect and resubmitted for acceptance. The Contractor shall monitor the progress of the Work for conformance with the requirements of the construction schedule and shall promptly advise the Owner of any delays or potential delays. The accepted construction schedule shall be updated to reflect actual conditions (sometimes referred to in these Supplementary Conditions as "progress reports") as set forth in Subparagraph 3.10.1 or if requested by either the Owner or the Architect. In the event any progress report indicates any delays, the Contractor shall propose an affirmative plan to correct the delay, including overtime and/or additional labor, if necessary. In no event shall any progress report constitute an adjustment in the Contract Time, any Milestone Date, or the Contract Sum unless any such adjustment is agreed to by the Owner and authorized pursuant to Change Order.

     3.10.5 In the event the Owner determines that the performance of the Work, as of a Milestone Date, has not progressed or reached the level of completion required by the Contract Documents, and any such delay is not solely the result of (i) owner-caused delays or (ii) events not within the control of and/or reasonably forseeable by the Contractor, the Owner shall have the right to order the Contractor to take corrective measures necessary to expedite the progress of construction, including, without limitation, (i) working additional shifts or overtime, (ii) supplying additional manpower, equipment, and facilities, and (iii) other similar measures (hereinafter referred to collectively as "Extraordinary Measures"). Such Extraordinary Measures shall continue until the progress of the Work complies with the stage of completion required by the Contract Documents. The Owner's right to require Extraordinary Measures is solely for the purpose of ensuring the Contractor's compliance with the construction schedule.

               .1 The Contractor shall not be entitled to an adjustment in the Contract Sum in connection with Extraordinary Measures required by the Owner under or pursuant to this Subparagraph 3.10.5.

               .2 The Owner may exercise the rights furnished the Owner under or pursuant to this Subparagraph 3.10.5 as frequently as the Owner deems necessary to ensure that the Contractor's performance of the Work will comply with any Milestone Date or completion date set forth in the Contract Documents.

     3.10.6 The Owner shall have the right to direct a postponement or rescheduling of any date or time for the performance of any part of the Work that may interfere with the operation of the Owner's premises or any tenants or invitees thereof. The Contractor shall, upon the Owner's request, reschedule any portion of the Work affecting operation of the premises during hours when the premises are not in operation. Any postponement, rescheduling, or performance of the Work under this Subparagraph 3.10.6 may be grounds for an extension of the Contract Time, if permitted under Subparagraph 8.3.1, and an equitable adjustment in the Contract Sum if (i) the performance of the Work was properly scheduled by the Contractor in compliance with the requirements of the Contract Documents, and (ii) such rescheduling or postponement is required for the convenience of the Owner.

22. Insert the following after the word "professional" in the ninth line of Subparagraph 3.12.10:

     and who shall comply with reasonable requirements of the Owner regarding qualifications and insurance.

23.  Add the following subparagraphs to Paragraph 3.13:

     3.13.2 Only materials and equipment that are to be used directly in the Work shall be brought to and stored on the Project site by the Contractor. After equipment is no longer required for the Work, it shall be promptly removed from the Project site. Protection of construction materials and equipment stored at the Project site from weather, theft, damage, and all other adversity is solely the responsibility of the Contractor. The Contractor shall ensure that the Work, at all times, is performed in a manner that affords reasonable access, both vehicular and pedestrian, to the site of the Work and all adjacent areas. The Work shall be performed, to the fullest extent reasonably possible, in such a manner that public areas adjacent to the site of the Work shall be free from all debris, building materials, and equipment likely to cause hazardous conditions.

     3.13.3 The Contractor and any entity for whom the Contractor is responsible shall not erect any sign on the Project site without the prior written consent of the Owner, which may be withheld in the sole discretion of the Owner.

     3.13.4 Without limitation of any other provision of the Contract Documents, the Contractor shall use best efforts to minimize any interference with the occupancy or beneficial use of (i) any areas and buildings adjacent to the site of the Work and (ii) the Building in the event of partial occupancy, as more specifically described in Paragraph 9.9. Without prior approval of the Owner, the Contractor shall not permit any workers to use any existing facilities at the Project site, including, without limitation, lavatories, toilets, entrances, and parking areas other than those designated by the Owner.

               .1 Without limitation of any other provision of the Contract Documents, the Contractor shall use its best efforts to comply with all rules and regulations promulgated by the Owner in connection with the use and occupancy of the Project site and the Building, as amended from time to time. The Contractor shall immediately notify the Owner in writing if during the performance of the Work, the Contractor finds compliance of any portion of such rules and regulations to be impracticable, setting forth the problems of such compliance and suggesting alternatives through which the same results intended by such portions of the rules and regulations can be achieved. The Owner may, in the Owner's sole discretion, adopt such suggestions, develop new alternatives, or require compliance with the existing requirements of the rules and regulations.

               .2 The Contractor shall also comply with all insurance requirements and collective bargaining agreements applicable to use and occupancy of the Project site and the Building.

24. Delete all language beginning with the words "and to the extent" beginning in the first line of Subparagraph 3.18.1 and continuing through the cross-reference to "Paragraph 11.3" in the second line.

25.  Add the following new Subparagraphs 3.18.3 and 3.18.4:

     3.18.3 The Contractor's indemnity obligations under the Paragraph 3.18 shall also specifically include, without limitation, all fines, penalties, damages, liability, costs, expenses (including, without limitation, reasonable attorneys' fees), and punitive damages (if any) arising out of, or in connection with, any (i) violation of or failure to comply with any law, statute, ordinance, rule, regulation, code, or requirement of a public authority that bears upon the performance of the Work by the Contractor, a Subcontractor, or any person or entity for whom either is responsible, (ii) means, methods, procedures, techniques, or sequences of execution or performance of the Work, and (iii) failure to secure and pay for permits, fees, approvals, licenses, and inspections as required under the Contract Documents, or any violation of any permit or other approval of a public authority applicable to the Work, by the Contractor, a Subcontractor, or any person or entity for whom either is responsible.

     3.18.4 The Contractor shall indemnify and hold harmless all of the Indemnitees from and against any costs and expenses (including reasonable attorneys' fees) incurred by any of the Indemnitees in enforcing any of the Contractor's defense, indemnity, and hold-harmless obligations under this Contract.

26.  Add the following at the end of Subparagraph 4.1.1:

     The term Architect refers to the firm of Kling-Lindquist. Any reference in the Contract Documents to the Architect's taking action or rendering a decision within a "reasonable time" is understood to mean no more than two
     (2) weeks.

27. Insert the words ", in connection with administration of the Contract," after the word "effect," in the first line of Subparagraph 4.2.13.

28.  Add the following at the end of the first sentence in Subparagraph 4.3.2:

     ; provided, however, that the claimant shall use its best efforts to furnish the Architect and the other party, as expeditiously as possible, with notice of any Claim including, without limitation, those in connection with concealed or unknown conditions, once such claim is recognized, and shall cooperate with the Architect and the party against whom the claim is made in any effort to mitigate the alleged or potential damages, delay, or other adverse consequences arising out of the condition that is the cause of such a Claim.

     Add the following at the end of Subparagraph 4.3.2:

     Claims may also be reserved in writing within the time limits set forth in this Subparagraph 4.3.2. If a Claim is reserved, the Resolution of Claims and Disputes procedures described in Paragraph 4.4 shall not commence until a written notice from the claimant is received by the Architect. Any notice of Claim or reservation of Claim must clearly identify the alleged cause and the nature of the Claim and include data and information then available to the claimant that will facilitate prompt verification and evaluation of the Claim.

29.  Add the following at the end of Subparagraph 4.3.4:

     No adjustment in the Contract Time or Contract Sum shall be permitted, however, in connection with a concealed or unknown condition that does not differ materially from those conditions disclosed or that reasonably should have been disclosed by the Contractor's (i) prior inspections, tests, reviews, and preconstruction services for the Project, or (ii) inspections, tests, reviews, and preconstruction services that a reasonably-prudent Contractor would make or should have made under the same or similar circumstances.

30.    [Intentionally omitted]

31.    Add the following at the end of the first sentence in Subparagraph 4.4.1:

     if the claimant first recognizes the claim prior to the date of final payment.

32.    Delete Paragraph 4.5 in its entirety.

33.    Delete Paragraph 4.6 in its entirety.

34.    Replace the first sentence of Subparagraph 5.2.1 with the following:

     No later than thirty (30) days subsequent to the full execution of the Agreement, the Contractor shall furnish the Owner and the Architect, in writing, with (i) the name, trade, and subcontract amount for each Subcontractor and (ii) the names of all persons or entities proposed as manufacturers of the products identified in the Specifications (including those who are to furnish materials or equipment fabricated to a special design) and, where applicable, the name of the installing Subcontractor.

35.    Add the following new Subparagraph 5.3.2:

     5.3.2 All subcontracts shall be in writing in form and substance substantially similar to the Contractor's standard form subcontract, attached to the Agreement and made a part thereof as Exhibit J, and shall specifically provide that the Owner is an intended third-party beneficiary of such subcontract.

36.    Replace Subparagraph 5.4.2 in its entirety with the following:

     5.4.2 If the Work in connection with a subcontract has been suspended for more than thirty (30) days after termination of the Contract by the Owner pursuant to paragraph 14.2 and the Owner accepts assignment of such subcontract, the Subcontractor's compensation shall be equitably adjusted for any increase in direct costs incurred by such Subcontractor as a result of the suspension.

37.    Add the following new Subparagraph 5.4.3:

     5.4.3 Each subcontract shall specifically provide that the Owner shall only be responsible to the Subcontractor for those obligations of the Contractor that accrue subsequent to the Owner's exercise of any rights under this conditional assignment.

38.  Add the following new Subparagraph 6.1.5:

     6.1.5 The Contractor accepts assignment of, and liability for, all purchase orders and other agreements for procurement of materials and equipment that are identified as part of the Contract Documents, except for materials and equipment that may be purchased by the Owner. The Contractor shall be responsible for such prepurchased items, if any, as if the Contractor were the original purchaser. The Contract Sum includes, without limitation, all costs and expenses in connection with delivery, storage, insurance, installation, and testing of items covered in any assigned purchase orders or agreements. All warranty and correction of the Work obligations under the Contract Documents shall also apply to any prepurchased items, unless the Contract Documents specifically provide otherwise.

39.  Add the following at the end of Subparagraph 7.1.3:

     Except as permitted in Paragraph 7.3 and Subparagraph 9.7.2, a change in the Contract Sum or the Contract Time shall be accomplished only by Change Order. Accordingly, no course of conduct or dealings between the parties, nor express or implied acceptance of alterations or additions to the Work, and no claim that Owner has been unjustly enriched by any alteration of or addition to the Work, whether or not there is, in fact, any unjust enrichment to the Work, shall be the basis of any claim to an increase in any amounts due under the Contract Documents or a change in any time period provided for in the Contract Documents.

40.  Add the following new Subparagraph 7.2.3:

     7.2.3 Agreement on any Change Order shall constitute a final settlement of all materials relating to the change in the Work that is the subject of the Change Order, including, but not limited to, all direct and indirect costs associated with such change and any and all adjustments to the Contract Sum and the construction schedule.

41.  Add the following at the end of Clause 7.3.6.3:

     Unless otherwise established in the Contract, (i) the rental value of the Contractor's own equipment shall be not more than one hundred percent (100%) of the rates in the current edition of "Compilation of Rental Rates for Construction Equipment," prepared by Associated Equipment Distributors, Oak Brook, Illinois, and (ii) the aggregate amounts charged to the owner for such equipment shall not exceed ninety percent (90%) of the fair market value.

42. Replace all language in Subparagraph 8.3.1 after the word "Order" in the fifth line with the following:

     to the extent such delay will prevent the Contractor from achieving Substantial Completion within the Contract Time and if the performance of the Work is not, was not, or would not have been delayed by any other cause for which the Contractor is not entitled to an extension in the Contract Time under the Contract Documents. The Contractor further acknowledges and agrees that adjustments in the Contract Time will be permitted for a delay only to the extent such delay (i) is not caused by the Contractor, (ii) could not be limited or avoided by the Contractor's timely notice to the Owner of the delay, and (iii) is of a duration not less than one (1) day.

43.  Replace Subparagraph 8.3.3 in its entirety with the following:

     8.3.3 Notwithstanding anything to the contrary in the Contract Documents, an extension in the Contract Time, to the extent permitted under Subparagraph 8.3.1, shall be the sole remedy of the Contractor for any (i) delay in the commencement, prosecution, or completion of the Work, (ii) hindrance or obstruction in the performance of the Work, (iii) loss of productivity, or (iv) other similar claims (collectively referred to in this Subparagraph 8.3.3 as "Delays") whether or not such Delays are foreseeable, unless a Delay is caused by acts of the Owner or Architect constituting active interference with the Contractor's performance of the Work, and only to the extent such acts continue after the Contractor furnishes the Owner with notice of such interference. In no event shall the Contractor be entitled to, in connection with any Delay, recovery of consequential damages, lost opportunity costs, impact damages, or other similar remuneration.

     8.3.4 If the Contractor submits a progress report indicating, or otherwise expresses an intention to achieve, completion of the Work prior to any completion date required by the Contract Documents or expiration of the Contract Time, no liability of the Owner to the Contractor for any failure of the Contractor to so complete the Work shall be created or implied.

44. Replace the words "Before the first Application for Payment" in the first line of Subparagraph 9.2.1 with the following:

     Upon full execution of the Agreement.

45.  Add the following new Subparagraph 9.2.2:

     9.2.2 The Contractor and each Subcontractor shall prepare a trade payment breakdown for the Work for which each is responsible, such breakdown being submitted on a uniform standardized form approved by the Architect and Owner. The form shall be divided in detail sufficient to exhibit areas, floors, and/or sections of the Work, and/or by convenient units and shall be updated as required by either the Owner or the Architect as necessary to reflect (i) description of Work (listing labor and material separately), (ii) total value, (iii) percent of the Work completed to date, (iv) value of Work completed to date, (v) percent of previous amount billed, (vi) previous amount billed, (vii) current percent completed, and (viii) value of Work completed to date. Any trade breakdown that fails to include sufficient detail, is unbalanced, or exhibits "front-loading" of the value of the Work shall be rejected. If trade breakdown had been initially approved and subsequently used but later was found improper for any reason, sufficient funds shall be withheld from future Applications for Payment to ensure an adequate reserve (exclusive of normal retainage) to complete the Work.

46. Insert the following after the word "payment" in the first line of Subparagraph 9.3.1:

     , unless otherwise required by the Agreement,

     Add the following clause at the end of Subparagraph 9.3.1:

          .3 Each Application for Payment shall be accompanied by the following, all in form and substance satisfactory to the Owner: (i) a current Contractor's lien waiver and duly executed and acknowledged sworn statement showing all Subcontractors and material suppliers with whom the Contractor has entered into subcontracts, the amount of each such subcontract, the amount requested for any Subcontractor and material supplier in the requested progress payment, and the amount to be paid to the Contractor from such progress payment, together with similar sworn statements from all such Subcontractors and material suppliers; (ii) duly executed waivers of mechanics' and material suppliers' liens from all Subcontractors and, when appropriate, from material suppliers and lower tier Subcontractors establishing payment or satisfaction of payment of all amounts requested by the Contractor on behalf of such entities or persons in any previous Application for Payment; and (iii) all information and materials required to comply with the requirements of the Contract Documents or reasonably requested by the Owner or the Architect.

47.  Add the following at the end of Subparagraph 9.3.2:

     The Contractor shall also comply with the following specific requirements:

          .1 The aggregate cost of materials stored off site shall not exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) at any time without written approval of the Owner.

          .2 Title to such materials shall be vested in the Owner, as evidenced by documentation satisfactory in form and substance to the Owner and the Owner's Construction Lender, including, without limitation, recorded financing



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

     statements, UCC filings, and UCC searches.

          .3 With each Application for Payment, the Contractor shall submit to the Owner a written list identifying each location where materials are stored off the Project site and the value of materials at each location. The Contractor shall procure insurance satisfactory to the Owner for materials stored off the Project site in an amount not less than the total value thereof.

          .4 The consent of any surety shall be obtained to the extent required prior to payment for any materials stored off the Project site.

          .5 Representatives of the Owner and the Lender shall have the right to make inspections of the storage areas at any time.

          .6 Such materials shall be (i) protected from diversion, destruction, theft, and damage to the satisfaction of the Owner and the Lender, (ii) specifically marked for use on the Project, and (iii) segregated from other materials at the storage facility.

48.  Add the following clauses at the end of Subparagraph 9.3.3:

          .1 The Contractor further expressly undertakes to defend the Indemnitees, at the Contractor's sole expense, against any actions, lawsuits, or proceedings brought against the Indemnitees as a result of liens filed against the Work, the site of any of the Work, the Project site and any improvements thereon, payments due the Contractor, or any portion of the property of any of the Indemnitees (referred to collectively as "liens" in this Subparagraph 9.3.3). The Contractor hereby agrees to indemnify and hold the Indemnitees harmless against any such liens or claims of lien and agrees to pay any judgment or lien resulting from any such actions, lawsuits, or proceedings.

          .2 The Owner shall release any payments withheld due to a lien or claim of lien if the Contractor obtains security acceptable to the Owner or a lien bond that is (i) issued by a surety acceptable to the Owner, (ii) in form and substance satisfactory to the Owner, and (iii) in an amount not less than One Hundred percent (100%) of such lien claim. By posting a lien bond or other acceptable security, however, the Contractor shall not be relieved of any responsibilities or obligations under this Subparagraph 9.3.3, including, without limitation, the duty to defend and indemnify the Indemnitees. The cost of any premiums incurred in connection with such bonds and security shall be the responsibility of the Contractor and shall not be part of, or cause any adjustment to the Contract Sum.

          .3 Notwithstanding the foregoing, Owner reserves the right to settle any disputed mechanic's or material supplier's lien claim by payments to the lien claimant or by such other means as the Owner, in the Owner's sole discretion, determines is the most economical or advantageous method of settling the dispute. The Contractor shall promptly reimburse the Owner, upon demand, for any payments so made.

49.  Add the following at the end of Subparagraph 9.6.2:

     Notwithstanding anything in this Subparagraph 9.6.2 to the contrary, the Owner may elect, in the Owner's sole discretion and after fifteen (15) days written notice to the Contractor, to make any payment requested by the Contractor on behalf of a subcontractor of any tier jointly payable to the Contractor and such subcontractor. The Contractor and such subcontractor shall be responsible for the allocation and disbursement of funds included as part of any such joint payment. In no event shall any joint payment be construed to create any (i) contract between the Owner and a subcontractor of any tier, (ii) obligations from the Owner to such subcontractor, or
     (iii) rights in such subcontractor against the Owner.

50.  Add the following new Subparagraph 9.7.2:

     9.7.2 If the Owner is entitled to reimbursement or payment from the Contractor under or pursuant to the Contract Documents, such payment shall be made promptly upon demand by the Owner. Notwithstanding anything contained in the Contract Documents to the contrary, if the Contractor fails to promptly make any payment due the Owner, or if the Owner incurs any costs and expenses to cure any default of the Contractor or to correct defective Work, the Owner shall have an absolute right to offset such amount against the Contract Sum and may, in the Owner's sole discretion, elect either to (i) deduct an amount equal to that which the Owner is entitled from any payment then or thereafter due the Contractor from the Owner, or (ii) issue a written notice to the Contractor reducing the Contract Sum by an amount equal to that which the Owner is entitled.

51.  Add the following at the end of Subparagraph 9.8.1:

     ; provided, however, that as a condition precedent to Substantial Completion, the Owner has received all certificates of occupancy and any other permits, approvals, licenses, and other documents from any governmental authority having jurisdiction thereof necessary for the beneficial occupancy of the Project, excepting any such certificates of occupancy and any other permits, approvals, licenses, and other documents withheld by any governmental authority through no fault of the Contractor.




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

52.  Add the following at the end of Subparagraph 9.10.1:

     All warranties and guarantees required under or pursuant to the Contract Documents shall be assembled and delivered by the Contractor to the Architect as part of the final Application for Payment. The final Certificate for Payment will not be issued by the Architect until all warranties and guarantees have been received and accepted by the Owner.

53.  Add the following at the end of Subparagraph 10.2.3:

     The Contractor shall also be responsible, at the Contractor's sole cost and expense, for all measures necessary to protect any property adjacent to the Project and improvements therein. Any damage to such property or improvements shall be promptly repaired by the Contractor.

54.  Add the following at the end of Subparagraph 10.2.4:

     When use or storage of explosives or other hazardous materials or equipment or unusual construction methods are necessary, the Contractor shall give the Owner and the Architect reasonable advance notice.

55.  Add the following new Subparagraph 10.2.8 and 10.2.9:

     10.2.8 When all or a portion of the Work is suspended for any reason, the Contractor shall securely fasten down all coverings and protect the Work, as necessary, from injury by any cause.

     10.2.9 The Contractor shall promptly report in writing to the Owner and Architect all accidents arising out of or in connection with the Work that cause death, personal injury, or property damage, giving full details and statements of any witnesses. In addition, if death, serious personal injuries, or serious damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner and the Architect.

56. Replace the words "material or substance" in the second line of Subparagraph 10.3.1 with the following:

     concealed and undisclosed hazardous material or substance

57.  Add the following at the end of Subparagraph 10.3.2:

     The term "rendered harmless" shall be interpreted to mean that levels of asbestos and polychlorinated biphenyls are less than any applicable exposure standards set forth in OSHA regulations. In no event, however, shall the Owner have any responsibility for any substance or material that is brought to the Project site by the Contractor, any Subcontractor, any material supplier, or any entity for whom any of them is responsible. The Contractor agrees not to use any fill or other materials to be incorporated into the Work that are hazardous, toxic, or made up of any items that are hazardous or toxic.

58.  [Intentionally omitted]

59.  Add the following language to the end of Clause .7 in Subparagraph 11.1.1:

     , which coverage shall be maintained for no less than two (2) years following final payment.

60.  Replace Subparagraphs 11.1.2 and 11.1.3 with the following:

     11.1.2 The Contractor shall, for the protection and benefit of the Indemnitees and the Contractor and as part of the Contractor's efforts to satisfy the obligations set forth in Subparagraph 11.1.1, procure, pay for, and maintain in full force and effect, at all times during the performance of the Work until final acceptance of the Work or for such duration as required, policies of insurance issued by a responsible carrier or carriers acceptable to the Owner, and in form and substance reasonably satisfactory to the Owner, which afford the coverages set forth in the Schedule of Insurance, attached to the Agreement and made a part thereof as Exhibit G. All such insurance shall be written on an occurrence basis. Information concerning reduction of coverage shall be furnished by the Contractor promptly.

     11.1.3 The Contractor hereby agrees to deliver to the Owner, within ten
     (10) days of the date of the Owner-Contractor Agreement and prior to bringing any equipment or personnel onto the site of the Work or the Project site, certified copies of all insurance policies procured by the Contractor under or pursuant to this Paragraph 11.1 or, with consent of the Owner, Certificates of Insurance in form and substance satisfactory to the Owner evidencing the required coverages with limits not less than those specified in Exhibit G to the Agreement. The coverage afforded under any insurance policy obtained under or pursuant to this Paragraph 11.1 shall be primary to any valid and collectible insurance carried separately by any of the Indemnitees. Furthermore, all policies and Certificates of Insurance shall expressly provide that no less than thirty (30) days' prior written notice shall be given the Owner in the event of material alteration, cancellation, non-renewal, or expiration of the coverage contained in such policy or evidenced by such certified copy or Certificate of Insurance.

     11.1.4 In no event shall any failure of the Owner to receive certified copies or



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

     certificates of policies required under Paragraph 11.1 or to demand receipt of such certified copies or certificates prior to the Contractor's commencing the Work be construed as a waiver by the Owner or the Architect of the Contractor's obligations to obtain insurance pursuant to this
     Article 11. The obligation to procure and maintain any insurance required by this Article 11 is a separate responsibility of the Contractor and independent of the duty to furnish a certified copy or certificate of such insurance policies.

     11.1.5 If the Contractor fails to purchase and maintain, or require to be purchased and maintained, any insurance required under this Paragraph 11.1, the Owner may, but shall not be obligated to, upon five (5) days' written notice to the Contractor, purchase such insurance on behalf of the Contractor and shall be entitled to be reimbursed by the Contractor upon demand.

     11.1.6 When any required insurance, due to the attainment of a normal expiration date or renewal date, shall expire, the Contractor shall supply the Owner with Certificates of Insurance and amendatory riders or endorsements that clearly evidence the continuation of all coverage in the same manner, limits of protection, and scope of coverage as was provided by the previous policy. In the event any renewal or replacement policy, for whatever reason obtained or required, is written by a carrier other than that with whom the coverage was previously placed, or the subsequent policy differs in any way from the previous policy, the Contractor shall also furnish the Owner with a certified copy of the renewal or replacement policy unless the Owner provides the Contractor with prior written consent to submit only a Certificate of Insurance for any such policy. All renewal and replacement policies shall be in form and substance satisfactory to the Owner and written by carriers acceptable to the Owner.

     11.1.7 Any aggregate limit under the Contractor's liability insurance shall, by endorsement, apply to this project separately.

     11.1.8 The Contractor shall cause each Subcontractor to (i) procure insurance reasonably satisfactory to the Owner and (ii) name the Indemnitees as additional insureds under the Subcontractor's comprehensive general liability policy. The additional insured endorsement included on the Subcontractor's comprehensive general liability policy shall state that coverage is afforded the additional insureds with respect to claims arising out of operations performed by or on behalf of the Contractor. If the additional insureds have other insurance that is applicable to the loss, such other insurance shall be on an excess or contingent basis. The amount of the insurer's liability under this insurance policy shall not be reduced by the existence of such other insurance.

61.  Delete Paragraph 11.3 in its entirety.



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


62. Replace any reference to the words "as fiduciary" in paragraph 11.4 with the words "in good faith."

63.  Add the following at the end of Clause 11.4.1.1:

     Property insurance provided by the Owner shall not cover any tools, apparatus, machinery, scaffolding, hoists, forms, staging, shoring, and other similar items commonly referred to as construction equipment that may be on the site and the capital value of which is not included in the Work. The Contractor shall make its own arrangements for any insurance it may require on such construction equipment. Any such policy obtained by the Contractor under this Subparagraph 11.4.1 shall include a waiver of subrogation in accordance with the requirements of Subparagraph 11.4.7.

64.  Add the following at the end of Clause 11.4.1.3:

     Notwithstanding, if the cause of any loss payment under such insurance is the negligence of the Contractor, then the Contractor shall pay such deductible.

65.  Add the following at the end of the last sentence of Subparagraph 11.4.3:

     to the extent (i) of actual recovery of any insurance proceeds under policies obtained pursuant to this Subparagraph 11.4.3 and (ii) permitted by the applicable policies of insurance.

66. Replace the words "copy of each policy that includes" beginning in the first line of Subparagraph 11.4.6 with the words "certificate of insurance evidencing such."

67.  Begin Subparagraph 11.4.7 with the following words:

     If permitted by the Owner's and Contractor's insurance companies, without penalties,

     Delete language in the second line beginning with the words "(2) the Architect" and ending with the words "agents and employees" in the third line.

     Replace the words "covered by" in the fourth line of Subparagraph 11.4.7 with the following words:

     of actual recovery of any insurance proceeds under any

68.  Delete Paragraph 11.5 in its entirety.



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


69.  [Intentionally omitted]

70.  Add the following new Paragraph 11.6:

     11.6 GENERAL REQUIREMENTS

     11.6.1 All insurance coverage procured by the Contractor shall be provided by insurance companies having policy holder ratings no lower than "A" and financial ratings not lower than "XII" in the Best's Insurance Guide, latest edition in effect as of the date of the Contract, and subsequently in effect at the time of renewal of any policies required by the Contract Documents.

     11.6.2 If the Owner or the Contractor is damaged by the failure of the other party to purchase or maintain insurance required under Article 11, then the party who failed to purchase or maintain the insurance shall bear all reasonable costs (including attorneys' fees and court and settlement expenses) properly attributable thereto.

71.  [Intentionally omitted]

72. Delete all language beginning with the words "and to" in the eighth line of Clause 12.2.2.1, and continuing through the word "warranty."

73.  Replace Clause 12.2.2.3 with the following:

     Upon completion of any Work under or pursuant to this Paragraph 12.2 to correct recurring and/or repetitive failures of any portion of the Work, the one (1)-year correction period in connection with the Work requiring correction shall be renewed and recommence relative to that Work only.

74. Insert the following after the phrase "Subparagraph 13.2.2," in the fourth line of Subparagraph 13.2.1:

     or set forth elsewhere in the Contract Documents,

75.  [Intentionally omitted]

76.  Add the following at the beginning of Subparagraph 13.4.1:

     Except as expressly provided in the Contract Documents,

77.  Add the following at the end of Subparagraph 13.5.3:



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


     The Contractor also agrees that the cost of testing services required of the Contractor under this Paragraph 13.5, if any, in his scheduling and performance of the Work, and the cost of testing services related to remedial operations performed to correct deficiencies in the Work, shall be borne by the Contractor.

78.  Delete Paragraph 13.7 in its entirety:

79.  Add the following new Paragraph 13.8 to Article 13:

     13.8 GENERAL PROVISIONS

     13.8.1 All personal pronouns used in this Contract, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles, paragraphs, and subparagraphs are for convenience only and neither limit nor amplify the provisions of this Contract in itself. The use herein of the word "including," when following any general statement, term, or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such words as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term, or matter.

     13.8.2 Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable.

     13.8.3 Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of the Contract Documents.

     13.8.4 Any specific requirement in this Contract that the responsibilities or obligations of the Contractor also apply to a Subcontractor is added for emphasis and is also hereby deemed to include a Subcontractor of any tier. The omission of a reference to a Subcontractor in connection with any of the Contractor's responsibilities or obligations shall not be construed to diminish, abrogate, or limit any responsibilities or obligations of a Subcontractor of any tier under the

     Contract Documents or the applicable subcontract.

80.  [Intentionally omitted]

81. Delete the word "shall" in the first line of Subparagraph 14.3.2 and replace it with the word "may".

82.  Replace Subparagraph 14.4.3 with the following:

     14.4.3 Upon such termination, the Contractor shall recover as its sole remedy payment (1) for Work properly performed in connection with the terminated portion of the Work prior to the effective date of termination,
     (2) Cost of Work, the Contractor's general conditions and the Contractor's Fee through the date of termination, (3) for items properly and timely fabricated off the Project site, delivered and stored in accordance with the Owner's instructions and (4) reasonable costs incurred by reason of such termination. The Contractor hereby waives and forfeits all other claims for payment and damages, including, without limitation, anticipated profits. The Owner shall be credited for (i) payments previously made to the Contractor for the terminated portion of the Work, (ii) claims that the Owner has against the Contractor under the Contract, and (iii) the value of the materials, supplies, equipment, or other items that are to be disposed of by the Contractor that are part of the Contract Sum.

                                       23